                                                                    Exhibit 10.1

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                            dated as of May 14, 2002

                                      among

                          HUDSON RESPIRATORY CARE INC.,

                              RIVER HOLDING CORP.,

                            The Lenders Party Hereto,

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                  as Administrative Agent and Collateral Agent

                         TABLE OF CONTENTS                          Exhibit 10.1

                                                                                Page
ARTICLE I Definitions.

    SECTION 1.01. Defined Terms ................................................  1
    SECTION 1.02. Terms Generally .............................................. 33

ARTICLE II The Credits.

    SECTION 2.01. Commitments .................................................. 34
    SECTION 2.02. Loans ........................................................ 34
    SECTION 2.03. Borrowing Procedure .......................................... 36
    SECTION 2.04. Notes and Records ............................................ 36
    SECTION 2.05. Fees ......................................................... 37
    SECTION 2.06. Interest on Loans ............................................ 38
    SECTION 2.07. Default Interest ............................................. 39
    SECTION 2.08. Alternate Rate of Interest ................................... 39
    SECTION 2.09. Termination and Reduction of Commitments ..................... 40
    SECTION 2.10. Conversion and Continuation of Borrowings .................... 40
    SECTION 2.11. Repayment of Term Borrowings ................................. 42
    SECTION 2.12. Prepayment ................................................... 43
    SECTION 2.13. Mandatory Prepayments ........................................ 43
    SECTION 2.14. Reserve Requirements; Change in Circumstances ................ 46
    SECTION 2.15. Change in Legality ........................................... 47
    SECTION 2.16. Indemnity .................................................... 48
    SECTION 2.17. Pro Rata Treatment ........................................... 49
    SECTION 2.18. Sharing of Setoffs ........................................... 49
    SECTION 2.19. Payments ..................................................... 50
    SECTION 2.20. Taxes ........................................................ 50
    SECTION 2.21. Assignment of Commitments Under Certain Circumstances;
                  Duty to Mitigate ............................................. 52
    SECTION 2.22. Swingline Loans .............................................. 53
    SECTION 2.23. Letters of Credit ............................................ 55

ARTICLE III Representations and Warranties.

    SECTION 3.01. Organization; Powers ......................................... 59
    SECTION 3.02. Authorization ................................................ 59
    SECTION 3.03. Enforceability ............................................... 60
    SECTION 3.04. Governmental Approvals and Licenses .......................... 60
    SECTION 3.05. Financial Statements ......................................... 60
    SECTION 3.06. No Material Adverse Change ................................... 61
    SECTION 3.07. Title to Properties; Possession Under Leases ................. 61
    SECTION 3.08. Subsidiaries ................................................. 62
    SECTION 3.09. Litigation; Compliance with Laws ............................. 62
    SECTION 3.10. Default in Material Agreements ............................... 62

                               TABLE OF CONTENTS               Exhibit 10.1
                                     (continued)

                                                                                Page
    SECTION 3.11. Federal Reserve Regulations .................................. 62
    SECTION 3.12. Investment Company Act; Public Utility Holding Company Act ... 62
    SECTION 3.13. Use of Proceeds .............................................. 63
    SECTION 3.14. Tax Returns .................................................. 63
    SECTION 3.15. No Material Misstatements .................................... 63
    SECTION 3.16. Employee Benefit Plans ....................................... 63
    SECTION 3.17. Environmental Matters ........................................ 64
    SECTION 3.18. Insurance .................................................... 64
    SECTION 3.19. Security Documents ........................................... 65
    SECTION 3.20. Location of Real Property and Leased Premises ................ 66
    SECTION 3.21. Labor Matters ................................................ 66
    SECTION 3.22. Solvency ..................................................... 66

ARTICLE IV Conditions of Lending.

    SECTION 4.01. All Credit Events ............................................ 67
    SECTION 4.02. Conditions Precedent to Effective Date ....................... 67
    SECTION 4.03. Effective Date Matters ....................................... 69

ARTICLE V Affirmative Covenants.

    SECTION 5.01. Existence; Businesses and Properties ......................... 72
    SECTION 5.02. Insurance .................................................... 72
    SECTION 5.03. Payment of Taxes ............................................. 74
    SECTION 5.04. Financial Statements, Reports, etc. .......................... 74
    SECTION 5.05. Litigation and Other Notices ................................. 76
    SECTION 5.06. Employee Benefits ............................................ 77
    SECTION 5.07. Maintaining Records; Access to Properties and Inspections .... 77
    SECTION 5.08. Use of Proceeds .............................................. 77
    SECTION 5.09. Compliance with Environmental Laws ........................... 78
    SECTION 5.10. Preparation of Environmental Reports ......................... 78
    SECTION 5.11. Further Assurances ........................................... 78
    SECTION 5.12. Mortgaged Property Casualty and Condemnation ................. 79
    SECTION 5.13. Sale of Excess Real Estate ................................... 82
    SECTION 5.14. Certain Collateral Matters ................................... 83

ARTICLE VI Negative Covenants.

    SECTION 6.01. Indebtedness ................................................. 83
    SECTION 6.02. Liens ........................................................ 85
    SECTION 6.03. Investments, Loans and Advances .............................. 86
    SECTION 6.04. Mergers, Consolidations, Sales of Assets and Acquisitions .... 87
    SECTION 6.05. Dividends and Distributions; Restrictions on Ability of
                  Subsidiaries to Pay Dividends ................................ 88

                               TABLE OF CONTENTS             Exhibit 10.1
                                     (continued)

                                                                                Page
    SECTION 6.06. Transactions with Affiliates .................................  90
    SECTION 6.07. Business of Holding, Borrower and Subsidiaries ...............  91
    SECTION 6.08. Capital Expenditures .........................................  91
    SECTION 6.09. Debt/Adjusted EBITDA Ratio ...................................  91
    SECTION 6.10. Minimum EBITDA ...............................................  91
    SECTION 6.11. Interest Coverage Ratio ......................................  92
    SECTION 6.12. Fixed Charge Coverage Ratio ..................................  92
    SECTION 6.13. Modification of Certain Agreements ...........................  92
    SECTION 6.14. Additional Provisions Concerning Unrestricted Subsidiaries ...  92
    SECTION 6.15. Bank Accounts ................................................  93

ARTICLE VII Defaults and Remedies.

    SECTION 7.01. Events of Default ............................................  93

ARTICLE VIII The Agents.

    SECTION 8.01. Appointment of Administrative and Collateral Agent ...........  96
    SECTION 8.02. Limitations on Liabilities ...................................  96
    SECTION 8.03. Acting at the Direction of the Required Lenders ..............  97
    SECTION 8.04. Resignation of the Administrative Agent or the Collateral
                  Agent ........................................................  97
    SECTION 8.05. Other Transactions ...........................................  97
    SECTION 8.06. Reimbursement and Indemnity ..................................  97
    SECTION 8.07. No Reliance ..................................................  98

ARTICLE IX Miscellaneous.

    SECTION 9.01. Notices ......................................................  98
    SECTION 9.02. Survival of Agreement ........................................  99
    SECTION 9.03. Effectiveness; Termination ...................................  99
    SECTION 9.04. Successors and Assigns .......................................  99
    SECTION 9.05. Expenses; Indemnity .......................................... 103
    SECTION 9.06. Right of Setoff .............................................. 104
    SECTION 9.07. Applicable Law ............................................... 104
    SECTION 9.08. Waivers; Amendment ........................................... 104
    SECTION 9.09. Interest Rate Limitation ..................................... 106
    SECTION 9.10. Entire Agreement ............................................. 106
    SECTION 9.11. WAIVER OF JURY TRIAL ......................................... 106
    SECTION 9.12. Severability ................................................. 107
    SECTION 9.13. Counterparts ................................................. 107
    SECTION 9.14. Headings ..................................................... 107
    SECTION 9.15. Jurisdiction; Consent to Service of Process .................. 107
    SECTION 9.16. Confidentiality .............................................. 108

                                                                    Exhibit 10.1

                                    Annexes
                                    -------

Annex 1 - Loan Commitments and Term Loan Commitments
Annex 2 - Administrative Information
Annex 3 - Description of the Recapitalization
Annex 4 - Description of the Gibeck AB Transaction

                                    Schedules
                                    ---------

Schedule 1.01(a)  -  Existing Letters of Credit
Schedule 1.01(b)  -  Mortgaged Properties
Schedule 1.01(c)  -  Subsidiary Guarantors
Schedule 3.07(b)  -  Exceptions to Compliance with Leases
Schedule 3.07(c)  -  Condemnation Proceedings
Schedule 3.08     -  Subsidiaries
Schedule 3.09     -  Litigation
Schedule 3.10     -  Certain Defaults
Schedule 3.17     -  Environmental Matters
Schedule 3.18     -  Insurance
Schedule 3.19(d)  -  Mortgage Filing Offices
Schedule 3.20(a)  -  Owned Real Properties
Schedule 3.20(b)  -  Leased Real Properties
Schedule 6.01(a)  -  Indebtedness to be Paid
Schedule 6.02(a)  -  Existing Liens
Schedule 6.03(c)  -  European Investments

                                    Exhibits
                                    --------

Exhibit A  -  Administrative Questionnaire
Exhibit B  -  Form of Term Note
Exhibit C  -  Form of Revolving Credit Note
Exhibit D  -  Form of Swingline Note
Exhibit E  -  Form of Borrowing Request
Exhibit F  -  Form of Continuation/Conversion Request
Exhibit G  -  Form of Letter of Credit Request
Exhibit H  -  Form of Assignment and Acceptance
Exhibit I  -  Form of Amended and Restated Security Agreement
Exhibit J  -  Form of Pledge Agreement
Exhibit K  -  Form of Mortgage
Exhibit L  -  Form of Holding Guarantee Agreement
Exhibit M  -  Form of Subsidiary Guarantee Agreement
Exhibit N  -  Form of Indemnity, Subrogation and Contribution Agreement
Exhibit O  -  Form of Pricing Adjustment Certificate
Exhibit P  -  Form of Riordan & McKinzie, special California counsel to Holding and the Borrower
Exhibit Q  -  Form of Opinion of Richards & O'Neil, special New York counsel for
              Holding and Borrower
Exhibit R  -  Form of Opinion of Borrower's Local Counsel

                                                                    Exhibit 10.1

Exhibit S  - Form of Master Assignment and Exchange Agreement
Exhibit T  - Form of Nonrecourse Pledge Agreement

                                                                    Exhibit 10.1

                           AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 14, 2002, among HUDSON RESPIRATORY CARE INC., a California corporation (the "Borrower"), RIVER HOLDING CORP., a Delaware corporation ("Holding"), the Lenders (as defined in Article I), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as swingline lender (in such capacity, the "Swingline Lender"), and as issuing bank (in such capacity, the "Issuing Bank"), and as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders.

                  The Borrower has requested the Lenders to amend and restate this Agreement to reflect the assignment, exchange and cancellation of a portion of the Term Loans as of the Effective Date, to modify certain of the covenants as set forth herein, to extend the final maturity date of the loans and commitments as set forth herein and to make other modifications to this Agreement, all as more specifically set forth herein and on the terms and subject to the conditions set forth herein the Lenders, Swingline Lender, Issuing Bank, Administrative Agent and Collateral Agent have agreed to amend this Agreement in the manner set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

                  "ABR Borrowing" means a Borrowing comprised of ABR Loans.

                  "ABR Loan" means any ABR Term Loan or ABR Revolving Loan.

                  "ABR Revolving Loan" means any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                  "ABR Term Borrowing" means a Borrowing comprised of ABR Term Loans.

                  "ABR Term Loan" means any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                  "Acquisition Agreement" means the Amended and Restated Merger Agreement, dated as of March 15, 1998, among Holding, River Acquisition Corp., the Borrower and the Sellers, as amended and otherwise modified from time to time with the consent of the Agents.

                  "Acquisition Loans" has the meaning set forth in Section 3.13(e)(1).

                  "Additional Equity" means (a) Capital Stock of Holding or the Borrower issued in exchange for up to $18,000,000 in cash proceeds paid by Freeman Spogli, an Affiliate of Freeman

                                                                    Exhibit 10.1

Spogli, management of Holding and/or the Borrower and other existing shareholders of Holding and/or the Borrower so long as such cash proceeds are either contributed to the Borrower or used to purchase Capital Stock of the Borrower on or prior to the Fifth Amendment Effective Date plus (b) any Capital Stock of Holding or the Borrower issued upon conversion of the FS Convertible Senior Subordinated Debt which Capital Stock, to the extent constituting Capital Stock of the Borrower, shall be pledged to the Administrative Agent pursuant to a non-recourse Pledge Agreement, satisfactory in form and substance to Administrative Agent, by the holders thereof.

                  "Adjusted EBITDA" means, with respect to the Borrower and its Subsidiaries for the four most recently completed fiscal quarters for which financial statements are available, EBITDA on a consolidated basis after giving effect to all Asset Acquisitions or Stock Acquisitions consummated during such period on a pro forma basis (as if such acquisitions were made on the first day of such period), plus the pro forma cost savings for such period calculated, without duplication (a) in accordance with Regulation S-X under the Securities Exchange Act of 1934, as amended, and (b) good faith estimates by management and approved by the Administrative Agent of the results of determined events which have been notified to the Administrative Agent in writing in reasonable detail and do not exceed 20% of the reported EBITDA of the acquired business for previous four quarters.

                  "Adjusted Eurodollar Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of
(a) the Eurodollar Rate in effect for such Interest Period and (b) Statutory Reserves.

                  "Adjusted Working Capital" means, for any date, current assets (other than cash and cash equivalent investments) less current liabilities (other than current maturities of long-term debt).

                  "Administrative Agent" has the meaning assigned thereto in the Preamble hereto.

                  "Administrative Agent Fees" has the meaning assigned thereto in Section 2.05(b).

                  "Administrative Questionnaire" means an Administrative Questionnaire in the form of Exhibit A.

                  "Affiliate" means, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

                  "Affiliate Transactions" has the meaning assigned thereto in
Section 6.06.

                  "Aggregate Revolving Credit Exposure" means the aggregate amount of the Lenders' Revolving Credit Exposures.

                  "Alternate Base Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to

                                                                    Exhibit 10.1

ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the preceding sentence, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively. The term "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "Base CD Rate" means the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. The term "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Applicable Percentage" of any Revolving Credit Lender at any time means the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment. In the event the Revolving Credit Commitments shall have expired or been terminated, the Applicable Percentages shall be determined on the basis of the Revolving Credit Commitments most recently in effect.

                  "Assessment Rate" means for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor thereto) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Administrative Agent's domestic offices.

                  "Asset Acquisition" means a purchase, lease or other acquisition of all or substantially all of the Assets of any person or of a division or business of any person.

                  "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by Holding, the Borrower or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares) or (b) any other Assets of the Borrower or any Restricted Subsidiary outside of the ordinary course of business of the Borrower or such Restricted Subsidiary (other than, in the case of clauses (a) and (b) above, (i) any disposition by a Restricted Subsidiary to the Borrower or by the Borrower or a Restricted Subsidiary to a wholly owned Restricted Subsidiary, (ii) any disposition effected in compliance with Section 6.04). "Asset Disposition" shall not include (i) any Sale/Leaseback Transaction,
(ii) the Investments by the Borrower in Swedish Acquisitionco, US Holdco and Euro Holdco as described in Annex 4, or (iii) so long as no Default or Event of Default has occurred

                                                                    Exhibit 10.1

and is continuing, the making of an Investment by the Borrower in Swedish Acquisitionco, US Holdco and Euro Holdco with the proceeds of any Designated Capital Investment.

                  "Assets" means property of any person other than capital stock, or warrants, instruments or rights convertible into capital stock, of any person.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit H or such other form as shall be approved by the Administrative Agent.

                  "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" has the meaning assigned thereto in the Preamble hereto.

                  "Borrowing" means a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

                  "Borrowing Request" means a request by the Borrower in accordance with the terms of Section 2.03 or Section 2.22(b), as the case may be, and substantially in the form of Exhibit E.

                  "Business Day" means any day other than a Saturday, Sunday or day on which banks in New York City and Los Angeles are authorized or required by law to close.

                  "Capital Expenditures" means capital expenditures of the Borrower and its Subsidiaries determined in accordance with GAAP, excluding a cumulative amount of up to $4,000,000 of SAP Computer Capital Expenditures and excluding up to $1,000,000 per fiscal year of expenditures related to the production and repair of heaters used in Borrower's heated humidification system products, including CONCHATHERM heated humidifiers.

                  "Capital Lease Obligations" of any person means the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Capital Stock" mean, with respect to any person, any shares or other equivalents (however designated) of corporate stock, partnership interests or any other participants, rights, warrants, options or other interests in the nature of any equity interest in such person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

                                                                    Exhibit 10.1

               "Casualty" has the meaning assigned thereto in Section 5.12(a).

               "Casualty Proceeds" has the meaning assigned thereto in Section 5.12(a).

               "Change of Control" means the occurrence of any of the following events:

               (a) prior to the first Public Equity Offering that results in a Public Market, the Permitted Holders cease to be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the voting power of the Voting Stock of the Borrower, whether as a result of the issuance of securities of the Borrower, any merger, consolidation, liquidation or dissolution of the Borrower, any direct or indirect transfer of securities by the Permitted Holders or otherwise (for purposes of this clause, the Permitted Holders will be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of such parent corporation); or

               (b) after the first Public Equity Offering that results in a Public Market, any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the voting power of the Voting Stock of the Borrower; provided, however, that the Permitted Holders are the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of all classes of the Voting Stock of the Borrower than such other person or group (for purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of such parent corporation); or

               (c) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Borrower and the Restricted Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly owned Subsidiary or one or more Permitted Holders) shall have occurred, or the Borrower merges, consolidates or amalgamates with or into any other person (other than one or more Permitted Holders) or any other person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into the Borrower, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Borrower is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where (i) the outstanding Voting Stock of the Borrower is reclassified into or exchanged for Voting Stock of

                                                                    Exhibit 10.1

the surviving corporation and (ii) the holders of the Voting Stock of the Borrower immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or

               (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Borrower was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

               (e) the shareholders of the Borrower shall have approved any plan of liquidation or dissolution of the Borrower; or

               (d) any transaction or series of related transactions constituting a "change of control" or other similar occurrence under documentation evidencing or governing any Indebtedness of the Borrower or its Restricted Subsidiaries of $2,500,000 or more which results in an obligation of the Borrower or any Restricted Subsidiary to prepay, purchase, offer to purchase, redeem or defease such Indebtedness.

               "Closing Date" means the date (which shall be on or prior to April 16, 1998) of the first Credit Event.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time.

               "Collateral" means all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Properties.

               "Collateral Agent" has the meaning assigned thereto in the Preamble hereto.

               "Commitment" means, with respect to any Lender, such Lender's Revolving Credit Commitment, Term Loan Commitment and Swingline Commitment.

               "Commitment Fee" has the meaning assigned thereto in Section 2.05(a).

               "Condemnation" has the meaning assigned thereto in Section
5.12(b).

               "Condemnation Proceeds" has the meaning assigned thereto in
Section 5.12(b).

               "Confidential Information Memorandum" means the Confidential Information Memorandum of the Borrower dated February 16, 1998.

               "Consolidated Interest Expense" means, for any period, the total interest expense of the Borrower and its consolidated Restricted Subsidiaries, other than any non-cash interest expense with respect to the FS Convertible Senior Subordinated Debt, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Borrower or its Restricted Subsidiaries, (a) interest expense attributable to capital leases, (b) amortization of Indebtedness

                                                                    Exhibit 10.1

discount and debt issuance cost, including commitment fees, (c) capitalized interest, (d) non-cash interest expenses other than any non-cash interest expense with respect to the FS Convertible Senior Subordinated Debt, (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (f) net costs associated with Hedging Obligations (including amortization of fees), (g) dividends and other distributions on Disqualified Stock, (h) Preferred Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries held by persons other than the Borrower or a wholly owned Subsidiary (to the extent paid in cash), and (i) interest Incurred in connection with Investments in discontinued operations.

               "Consolidated Net Income" means, for any period, the net income
(loss) of the Borrower and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income (a) any net income (loss) of any person (other than the Borrower) if such person is not a Restricted Subsidiary, except that (i) subject to the exclusion contained in clause (d), the Borrower's equity in the net income of any such person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such person during such period to the Borrower or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c)) and (ii) the Borrower's equity in a net loss of any such person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (b) for the purposes of Section 6.06 only, any net income (loss) of any person acquired by the Borrower or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (c) any net income (but not loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Borrower, except that subject to the exclusion contained in clause (d), the Borrower's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Borrower or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), (d) any gain (but not loss) realized upon the sale or other disposition of any Property of the Borrower or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business; provided, that any tax benefit or tax liability resulting therefrom shall be excluded in calculating such Consolidated Net Income, (e) any extraordinary gain or loss; provided, that any tax benefit or tax liability resulting therefrom shall be excluded in calculating such Consolidated Net Income, (f) the cumulative effect of a change in accounting principles, (g) any non-cash compensation expense realized for grants of performance shares, stock options or other stock awards to officers, directors and employees of the Borrower or any Restricted Subsidiary, (h) compensation expense realized with respect to periods prior to the Closing Date in respect of payments under the Borrower's 1994 Amended and Restated Equity Participation Plan, (i) Contingent Acquisition-Related Payments; (j) fees and expenses incurred in connection with the Recapitalization and referred to in Section 4.02(s) to the extent the same would otherwise constitute an expense which would be deducted in calculating Consolidated Net Income; (k) compensation expense realized with respect to retention bonuses paid in connection with the Recapitalization to employees of the Borrower or any Subsidiary in an amount not to exceed $4,400,000, to the extent such expense was paid from the Redemption Amount, and (l) any expense attributable to taxes incurred by the Borrower as a result of its making the election under

                                                                    Exhibit 10.1

Section 338(h)(10) of the Code in connection with the Recapitalization in an amount not to exceed $2,800,000.

               "Contingent Acquisition-Related Payments" means

               (a) payments to the Sellers pursuant to the Acquisition Agreement in an aggregate amount not to exceed $1,100,000 in any fiscal year or $3,300,000 in the aggregate after the Closing Date while any Loans are outstanding (plus, in each case, interest due on the unpaid portion of such required payment in accordance with the Acquisition Agreement); and

               (b) compensation expense, to the extent accrued in 1998, related to contingent payments to existing managers of the Borrower pursuant to the Acquisition Agreement in an aggregate amount not in excess of $2,400,000.

               "Continuation/Conversion Request" means a continuation/conversion request delivered by the Borrower to the Administrative Agent, in the form of Exhibit F or such other form as shall be approved by the Administrative Agent.

               "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

               "Credit Documents" means this Agreement, the Letters of Credit, the Notes, the Subsidiary Guarantee Agreement, Holding Guarantee Agreement, the Security Documents, the Indemnity, Subrogation and Contribution Agreement, the Nonrecourse Pledge Agreement and the Master Assignment and Exchange Agreement.

               "Credit Event" has the meaning assigned thereto in Section 4.01.

               "Credit Parties" means the Borrower and the Guarantors.

               "Debt" means, with respect to any person, all Indebtedness of such person of the types referred to in clauses (a), (b), (c), (d), (e), (f) and
(h) of the definition of "Indebtedness".

               "Debt/Adjusted EBITDA Ratio" means, as of any date with respect to the Borrower and its consolidated Restricted Subsidiaries, (a) the total amount of Debt of the Borrower and its consolidated Restricted Subsidiaries, excluding any FS Convertible Senior Subordinated Debt, as of such date to (b) Adjusted EBITDA of the Borrower and its consolidated Subsidiaries for the period of four fiscal quarters most recently ended for which financial statements are available.

               "Default" means any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

               "Designated Capital Investment" means any equity Investment in Holding (other than the Investments described in Annex 4), the proceeds of which are invested by Holding in the Borrower in the form of equity, with respect to which the Borrower has notified the Administrative Agent in advance in writing that the proceeds of such investment are to be invested or loaned by the Borrower to Swedish Acquisitionco, US Holdco or Euro Holdco.

                                                                    Exhibit 10.1

               "Disqualified Stock" means, with respect to any person, Redeemable Stock of such person as to which (i) the maturity, (ii) mandatory redemption or (iii) redemption, repurchase, conversion or exchange at the option of the holder thereof occurs, or may occur, on or prior to the first anniversary of the Loan Maturity Date; provided, however, that Redeemable Stock of such person that would not otherwise be characterized as Disqualified Stock under this definition shall not constitute Disqualified Stock (a) if such Redeemable Stock is convertible or exchangeable into Debt or Disqualified Stock solely at the option of the issuer thereof or (b) solely as a result of provisions thereof giving holders thereof the right to require such person to repurchase or redeem such Redeemable Stock upon the occurrence of a "change of control" occurring prior to the first anniversary of the Loan Maturity Date, if (x) such repurchase obligation may not be triggered in respect of such Redeemable Stock unless a mandatory prepayment obligation also arises with respect to the Loans and (y) no such repurchase or redemption is permitted to be consummated unless and until such person shall have satisfied all mandatory prepayment obligations with respect to the Loans.

               "dollars" or "$" means lawful money of the United States of America.

               "Domestic Subsidiaries" means all Restricted Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

               "EBITDA" means, for any period, an amount equal to, for the Borrower and its consolidated Restricted Subsidiaries, the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period and without duplication: (i) the provision for taxes based on income or profits or utilized in computing net loss, (ii) Consolidated Interest Expense plus any noncash interest expense with respect to the FS Convertible Senior Subordinated Debt, (iii) depreciation, (iv) amortization, (v) nonrecurring restructuring charges not to exceed a maximum aggregate amount of $1,500,000 and (vi) other noncash charges to the extent approved by Administrative Agent, plus or minus the Intercompany Receivable Adjustment to EBITDA. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Borrower by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

               "Effective Date" means the date on or prior to May 15, 2002 on which the conditions set forth in Section 4.02 have been satisfied. Administrative Agent shall notify Borrower and Lenders upon the occurrence of the Effective Date.

               "Employee Notes" means promissory notes of employees of the Borrower, Holding or their Subsidiaries payable to the Borrower or Holding and received in connection with the substantially concurrent purchase of Capital Stock of the Borrower or Holding by such employees.

                                                                    Exhibit 10.1

               "environment" means ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

               "Environmental Claim" means any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Hazardous Material,
(c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

               "Environmental Law" means any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. (S)(S) 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. (S)(S) 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. (S)(S) 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. (S)(S) 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. (S)(S) 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. (S)(S) 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. (S)(S) 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. (S)(S) 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S)(S) 5101 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated under any of the foregoing.

               "Environmental Permit" means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

               "Environmental Property" has the meaning assigned thereto in
Section 3.17(a).

               "Equity Issuance" means, for any period, an amount equal to, for the Borrower and its consolidated Restricted Subsidiaries, (a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period: (i) the provision for taxes based on income or profits or utilized in computing net loss, (ii) Consolidated Interest Expense plus any noncash interest expense with respect to the FS Convertible Senior Subordinated Debt, (iii) depreciation, (iv) amortization, (v) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus (b) all non-cash items increasing Consolidated Net

                                                                    Exhibit 10.1

Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period).

               "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

               "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

               "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of the Borrower.

               "Eurodollar Borrowing" means a Borrowing comprised of Eurodollar Loans.

               "Eurodollar Loan" means any Eurodollar Revolving Loan or Eurodollar Term Loan.

               "Eurodollar Rate" means, with respect to any Eurodollar Borrowing, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal New York office of the Administrative Agent in immediately available funds in the London interbank market at approximately 10:00 a.m., New York time, two Business Days prior to the commencement of such Interest Period.

               "Eurodollar Revolving Loan" means any Revolving Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate in accordance with the provisions of Article II.

                                                                    Exhibit 10.1

               "Eurodollar Term Borrowing" means a Borrowing comprised of Eurodollar Term Loans.

               "Eurodollar Term Loan" means any Term Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate in accordance with the provisions of Article II.

               "Euro Holdco" is defined in Annex 4.

               "Event of Default" has the meaning assigned thereto in Section 7.01.

               "Excess Cash Flow" for any period, means EBITDA for such period, less the sum of

               (a) (i) permitted Capital Expenditures, (ii) taxes of the Borrower and the Subsidiaries paid or payable in cash for such period, (iii) cash consideration paid for Permitted Acquisitions (but excluding cash consideration funded by a Borrowing under the Revolving Credit Commitments),
(iv) Consolidated Interest Expense, (v) increases in Adjusted Working Capital for such period, (vi) scheduled and mandatory payments of Debt, (vii) payments pursuant to Section 6.05(a)(i)(A) in connection with purchases of Excluded Shares, (viii) Contingent Acquisition-Related Payments, (ix) compensation payments made in such period in respect of amounts excluded from the definition of "Consolidated Net Income" by virtue of clause (h) thereof, and (x) dividends paid with respect to the Borrower's Exchangeable Preferred Stock to the extent permitted by Section 6.05(a)(ii), in each case to the extent made in cash during such period;

plus the sum of

               (b) (i) decreases in Adjusted Working Capital for such period,
(ii) refunds of taxes paid in prior periods, and (iii) proceeds to the Borrower or any Restricted Subsidiary of any Indebtedness referred to in Section 6.01(f), in each case to the extent received in cash or cash equivalents during such period.

               "Exchangeable Preferred Stock" means (a) with respect to the Borrower, 300,000 shares of the Borrower's 11 1/2% Senior PIK Preferred Stock due 2010, liquidation preference $100 per share, and such additional shares of Borrower's 11 1/2% Senior PIK Preferred Stock due 2010 as may be issued in lieu of cash dividends thereon, and (b) with respect to Holding, 300,000 Shares of Holding's 11 1/2% Senior Exchangeable PIK Preferred Stock Due 2010 (Liquidation Preference $100 Per Share) and such additional shares of Holdings 11 1/2% Senior Exchangeable PIK Preferred Stock Due 2010 as may be issued in lieu of cash dividends thereon.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Excluded Shares" means Capital Stock of Holding, issued to an employee of Holding, the Borrower or any Subsidiary of the Borrower pursuant to any stock option, stock purchase, stock incentive or other similar plan of Holding, the Borrower or any Subsidiary of the Borrower established for the benefit of their employees (collectively, an "Employee Stock Issuance"), or any Capital Stock of the Borrower issued to Holding in consideration of the contribution by Holding to Borrower of the cash proceeds of any such Employee Stock Issuance.

                                                                    Exhibit 10.1

                  "Existing Letters of Credit" means each Letter of Credit previously issued for the account of the Borrower that (a) is outstanding on the Closing Date and (b) is listed on Schedule 1.01(a).

                  "Fair Market Value" means, with respect to any Property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

                  "Fee Letter" means the Fee Letter dated February 3, 1998, among the Borrower, the Administrative Agent and the Syndication Agent.

                  "Fees" means the Commitment Fees, the fees described in
Section 2.05(c), the Administrative Agent's Fees, the L/C Participation Fees and the Issuing Bank Fees.

                  "Fifth Amendment" means that certain Amendment No. 5 and Limited Waiver to this Agreement dated as of July 30, 2001.

                  "Fifth Amendment Effective Date" means the date on which the Fifth Amendment becomes effective pursuant to paragraph 22 thereof.

                  "Financial Officer" means the Chief Executive Officer or the Chief Financial Officer of the Borrower.

                  "Fixed Charge Coverage Ratio" means, with respect to the Borrower and its Restricted Subsidiaries for any period of four consecutive fiscal quarters, the ratio of (a) EBITDA for such period, to (b) the sum of Capital Expenditures paid in cash, Consolidated Interest Expense, scheduled amortizations of Debt, taxes paid or due and payable (excluding taxes paid resulting from the Borrower making the election under Section 338(h)(10) of the Code in 1998 in connection with the Recapitalization in an amount not to exceed $2,800,000), and dividends or other distributions on the Capital Stock of such person paid in cash (other than to the Borrower or another Restricted Subsidiary), in each case for such period.

                  "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

                  "Freeman Spogli" means Freeman Spogli & Co. Incorporated, a Delaware corporation, and Freeman Spogli & Co. LLC, a Delaware limited liability company.

                  "FS Convertible Senior Subordinated Debt" means up to $15,000,000 in aggregate principal amount of unsecured convertible senior subordinated notes of the Borrower owing to an Affiliate of Freeman Spogli, Freeman Spogli, management of Holding and/or the Borrower and/or other existing shareholders of Holding or the Borrower (which may include up to $6,500,000 in FS Convertible Senior Subordinated Debt issued in April and May 2001 and Indebtedness outstanding pursuant to Section 6.01(j) hereof), and any unsecured convertible senior subordinated notes issued in lieu of cash interest thereon, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof; provided that (1) interest shall not be payable in cash on such notes but shall be either accrued and compounded or shall be payable by the issuance of additional unsecured convertible senior subordinated notes to the extent such issuance is in compliance with the requirements of any indenture governing Subordinated Obligations of the Borrower or any Subsidiary; (2) such notes

                                                                    Exhibit 10.1

shall not mature earlier than March 31, 2005 and shall have no scheduled amortization or sinking fund payments payable thereon; and (3) payments on or with respect to such notes shall be subordinated on terms and conditions substantially in the form attached as Annex A to the Fifth Amendment.

                  "GAAP" means generally accepted accounting principles applied on a consistent basis.

                  "Gibeck AB" is defined in Annex 4.

                  "Gibeck AB Acquisition" is defined in Annex 4.

                  "Gibeck Family" is defined in Annex 4.

                  "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guarantee" of or by any person means any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantee Agreements" means Holding Guarantee Agreement and the Subsidiary Guarantee Agreement.

                  "Guarantors" means Holding and the Subsidiary Guarantors.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Obligations" means, with respect to any person, all obligations of such person in respect of Interest Rate Agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements.

                  "Holding" has the meaning assigned thereto in the Preamble hereto.

                  "Holdco" means collectively HRC Holding, Inc., a Delaware corporation, and Hudson Euro Co S.a.r.l., a Luxembourg corporation.

                                                                    Exhibit 10.1

                  "Holding Guarantee Agreement" means Holding Guarantee Agreement, substantially in the form of Exhibit L, made by Holding in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "HRC Holding" means HRC Holding, Inc., a Delaware corporation.

                  "HRC Holding Senior Notes" means the unsecured senior notes of HRC Holding due December 31, 2004, substantially in the form of the Senior Notes or as otherwise approved by the Administrative Agent, interest on which shall not be payable in cash but which interest shall accrue until maturity and the principal on which shall have no scheduled amortization prior to December 31, 2004, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof. The HRC Holding Senior Notes shall include the HRC Holding Senior Notes issued on the Effective Date and any HRC Holding Senior Notes issued thereafter pursuant to Section 6.01(k).

                  "Immaterial Subsidiary" means any Subsidiary of the Borrower identified as an Immaterial Subsidiary on Schedule 3.08 and any Subsidiary of the Borrower formed or acquired after the Effective Date and designated as an Immaterial Subsidiary on Schedule 3.08, which Subsidiary, (a) does not own assets with an aggregate value of greater than $25,000, (b) does not generate revenues of greater than $25,000 in any single fiscal year, and (c) is not actively engaged in any ongoing business or operations, the assets and revenues of which are not encumbered or otherwise subject to any claim in favor of any third party and which has no indebtedness or other liabilities, contingent or otherwise; provided that all Immaterial Subsidiaries in the aggregate do not own assets with an aggregate value of greater than $50,000 or generate revenues of greater than $50,000 in any single fiscal year or such amount in excess of $50,000 as may be approved in writing by Administrative Agent.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

                  "Indebtedness" of any person means, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind held by it, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) financings of accounts receivable, (d) all obligations of such person under other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed (measured as the fair market value of such property, (g) all Guarantees by such person of Indebtedness of others (measured by the amount for which such person would be liable), (h) all Capital Lease Obligations of such person , (i) all net Hedging Obligations of such person and (j) all obligations of such

                                                                    Exhibit 10.1

person as an account party in respect of letters of credit and bankers' acceptances (other than trade letters of credit and trade bankers' acceptances). The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

                  "Indebtedness to be Paid" has the meaning assigned thereto in
Section 6.01(b).

                  "Indemnitee" has the meaning assigned thereto in Section 9.05(b).

                  "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit N, among the Borrower, the Subsidiary Guarantors and the Collateral Agent.

                  "Independent Consultant" means a consultant not affiliated with any Credit Party or any Lender.

                  "Intercompany Receivable" means the aggregate amount owed to Borrower and its Restricted Subsidiaries by Borrower's Unrestricted Subsidiaries for goods sold or leased or services rendered to or for the benefit of Borrower's Unrestricted Subsidiaries by Borrower and its Restricted Subsidiaries, net of the aggregate amount owed by Borrower and its Restricted Subsidiaries to Borrower's Unrestricted Subsidiaries for goods sold or leased to or services rendered to or for the benefit of Borrower and its Restricted Subsidiaries by Borrower's Unrestricted Subsidiaries.

                  "Intercompany Receivable Adjustment to EBITDA" means, for any quarter, an adjustment for the amount that the Intercompany Receivable exceeds $3,500,000 on the last day of the quarter, adjusted for the amount that the Intercompany Receivable balance exceeded $3,500,000 on the last day of the last quarter, as follows: if the Intercompany Receivable exceeds $3,500,000 in the current quarter, but did not exceed $3,500,000 in the last quarter, EBITDA will be reduced by the amount that the Intercompany Receivable exceeds $3,500,000; if the Intercompany Receivable balance exceeded $3,500,000 in the last quarter, EBITDA will be: (i) reduced by the amount of increase in the Intercompany Receivable if the Intercompany Receivable continues to exceed $3,500,000 and exceeds the amount of the last quarter, (ii) increased by the amount that the Intercompany Receivable has decreased, so long as it still exceeds $3,500,000, or (iii) increased by the amount that the Intercompany Receivable exceeded $3,500,000 in the last quarter, if the Intercompany Receivable no longer exceeds $3,500,000.

                  "Interest Payment Date" means, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment of such Borrowing or conversion of such Borrowing to a Borrowing of a different Type.

                  "Interest Period" means

                  (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2 or 3 months thereafter, as the Borrower may elect and

                                                                    Exhibit 10.1

          (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earlier of (i) the next succeeding March 31, June 30, September 30 or December 31, and (ii) the Revolving Credit Maturity Date or the Loan Maturity Date, as applicable, provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.

          "Interest Rate Agreement" means, for any person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

          "Investment" by any person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other person. In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

          "Issuing Bank" has the meaning assigned thereto in the Preamble hereto and Section 2.23(i).

          "Issuing Bank Fees" has the meaning assigned thereto in Section
2.05(d).

          "L/C Commitment" means the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.23.

          "L/C Disbursement" means a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

          "L/C Exposure" means at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time means its Applicable Percentage of the aggregate L/C Exposure at such time.

          "L/C Participation Fee" has the meaning assigned thereto in Section 2.05(c).

          "Lenders" means (a) the financial institutions listed on Annex 2 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution (or other person approved by Administrative Agent in its sole discretion) that has become a party hereto pursuant to an Assignment and Acceptance. Unless the context clearly indicates otherwise, the term "Lenders" shall include the Swingline Lender.

                                                                    Exhibit 10.1

          "Letter of Credit" means any letter of credit issued pursuant to
Section 2.23 and any Existing Letter of Credit.

          "Letter of Credit Request" means a letter of credit issuance, extension or amendment request delivered by the Borrower to the Administrative Agent, in the form of Exhibit G or such other form as shall be approved by the Administrative Agent and the applicable Issuing Bank.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan Maturity Date" means June 30, 2004.

          "Loans" means the Revolving Loans, the Term Loans and the Swingline Loans.

          "Margin Stock" has the meaning assigned thereto in Regulation U.

          "Master Assignment and Exchange Agreement" means the Master Assignment and Exchange Agreement, substantially in the form of Exhibit S, among the Lenders, the Administrative Agent, Freeman Spogli or its Affiliates and Borrower.

          "Material Adverse Effect" means (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, (b) impairment of the ability of the Borrower or any other Credit Party to perform any of its obligations under any Credit Document to which it is or will be a party, which impairment is material with respect to the Borrower and the other Credit Parties taken as a whole, or (c) impairment of the rights of or benefits available to the Lenders under any Credit Document, which impairment is material with respect to the Borrower and the other Credit Parties taken as a whole, to the Borrower, or to a Material Subsidiary.

          "Material Subsidiary" means a Restricted Subsidiary that, as of the end of the most recent fiscal quarter for which financial statements are available accounted for 10% or more of the Borrower's consolidated (i) total assets, (ii) shareholders' equity, (iii) operating income (calculated for the four most recently completed fiscal quarters for which financial statements are available), or (iv) revenues (calculated for the four most recently completed fiscal quarters for which financial statements are available), determined in each case in accordance with GAAP.

          "Moody's" means Moody's Investors Service, Inc.

          "Mortgaged Properties" means the owned real properties and leasehold and subleasehold interests of the Credit Parties specified on Schedule 1.01(b).

          "Mortgages" means the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered on the

                                                                    Exhibit 10.1

Closing Date, the Effective Date or pursuant to Sections 5.11 or 5.14, each substantially in the form of Exhibit K or in such other form as is approved by Administrative Agent.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds" means, with respect to any Prepayment Event,

          (a) all cash or readily marketable cash equivalents received (including by way of sale, discounting or payment of a note, installment receivable or other instrument or obligation, but excluding any other consideration received in the form of assumption by the acquiree of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) therefrom by such person, as part of the consideration for such Prepayment Event, if applicable) received by or on behalf of Holding, the Borrower or any Restricted Subsidiary in respect of such Prepayment Event, less

          (b)    the sum of

          (i) the amount, if any, of all taxes (other than taxes based on income) payable by Holding, the Borrower or any Restricted Subsidiary in connection with such Prepayment Event and the Borrower's good-faith best estimate of the amount of all taxes based on income payable in connection with such Prepayment Event,

          (ii) in the case of a Prepayment Event that is a Restricted Asset Disposition, the amount applied to repay any Indebtedness (other than the Loans) to the extent such Indebtedness is required by its terms to be repaid as a result of such Prepayment Event,

          (iii) fees, commissions and expenses (including, in the case of Casualty Proceeds and Condemnation Proceeds, the costs of adjustment and condemnation proceedings) and other costs paid by Holding, the Borrower or any Restricted Subsidiary in connection with such Prepayment Event (other than those payable to the Borrower or any Affiliate of the Borrower), in each case only to the extent not already deducted in arriving at the amount referred to in clause (a); and

          (iv) all distributions and other payments made to minority interest holders in Subsidiaries of such person or joint ventures as a result of such Prepayment Event.

Notwithstanding the foregoing,

          (a) no proceeds of any Restricted Asset Disposition (excluding Excess Real Estate) of fixed or capital assets, no Casualty Proceeds and no Condemnation Proceeds shall constitute Net Cash Proceeds, to the extent that (x) such proceeds held by the Borrower or any Restricted Subsidiary to be reinvested, or are reinvested, in other fixed or capital assets within one year of such Restricted Asset Disposition and (y) such reinvestment has either (i) been designated by the Borrower as Capital Expenditures, such Capital Expenditures are permitted under Section 6.08 and the other fixed or capital assets in which such reinvestment is made constitute Collateral or (ii) been approved in writing by the Administrative Agent prior to receipt of such proceeds by Borrower or any Restricted Subsidiary; provided, that (i) at any time when the aggregate amount of such proceeds from Restricted Asset Disposition held for reinvestment exceeds $10,000,000 at

                                                                    Exhibit 10.1

any one time (whether or not such reinvestment has been approved by Administrative Agent), such excess shall immediately constitute Net Cash Proceeds, and (ii) at any time when an Event of Default of type described in
Section 7.01(b) or (c) shall have occurred and be continuing, such proceeds shall immediately constitute Net Cash Proceeds to the extent that the Borrower has not entered into binding agreements to acquire assets with such proceeds, and

          (b) there shall be excluded from Net Cash Proceeds up to $200,000 of net proceeds of a single Equity Issuance to be made no more than 90 days after the Closing Date.

Administrative Agent agrees to respond within 5 Business Days of any request by Borrower to reinvest such proceeds in accordance with the foregoing clause
(a)(y)(ii) provided that any failure to so respond shall be deemed a denial of such request to reinvest.

          "New Lending Office" has the meaning assigned thereto in Section 2.20(e).

          "Nonrecourse Pledge Agreement" means the Nonrecourse Pledge Agreement, substantially in the form of Exhibit T, between Administrative Agent and Freeman Spogli or its Affiliates and any other permitted holders of the Senior Notes, HRC Holding Senior Notes or any other investments required by this Agreement to be pledged under such Nonrecourse Pledge Agreement.

          "Non-U.S. Lender" has the meaning assigned thereto in Section 2.20(e).

          "Notes" means the Term Notes, the Revolving Credit Notes and the Swingline Notes.

          "Obligations" means all obligations defined as "Obligations" in the Guarantee Agreements and the Security Documents.

          "Other Taxes" has the meaning assigned thereto in Section 2.20(b).

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

          "Perfection Certificate" means the Perfection Certificate substantially in the form of Annex 2 to the Security Agreement.

          "Permitted Acquisition" means an Asset Acquisition or a Stock Acquisition not in the ordinary course of the Borrower's business which in either case satisfies each of the following conditions:

          (a) the Administrative Agent shall receive at least 15 days prior written notice of such proposed Permitted Acquisition, which notice shall include a detailed description of such proposed Permitted Acquisition and the business rationale for such acquisition, and including, in the case of a Stock Acquisition, financial statements of the Target;

          (b) in the case of an Asset Acquisition, such assets shall comprise a business, or assets of a business, of a type which is the same line of business as the Borrower, or which is a related or complementary business to that of the Borrower; and in the case of a Stock Acquisition,

                                                                    Exhibit 10.1

the business of the Target shall be of a type which is the same line of business as a the Borrower, or which is a related or complementary business to that of the Borrower; provided, however, that (i) no such acquisition would require the Administrative Agent or any Lender to obtain regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Credit Documents other than approvals required for the exercise of such rights and remedies with respect to the Borrower prior to such Permitted Acquisition; and (ii) no such acquisition would result in a material increase in the regulatory burdens and obligations of the Borrower and its Subsidiaries taken as a whole;

                  (c) in the case of a Stock Acquisition, after giving effect thereto, the Target will either be merged with and into the Borrower, or shall be a wholly owned Subsidiary of the Borrower;

                  (d) in the case of a Stock Acquisition, such Permitted Acquisition shall be consensual and shall have been approved by the Target's board of directors;

                  (e) no additional Indebtedness or Guarantees, and no other material liabilities outside the ordinary course of business, shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of the Borrower after giving effect to such Permitted Acquisition, except (i) Indebtedness permitted under Section 6.01 and operating leases, and (ii) Debt Incurred in contemplation of such acquisition for the purposed of financing such acquisitions consisting of:

                  (A) Revolving Loans, the aggregate principal amount of which, when added to the aggregate outstanding principal amount of all other Revolving Loans made to finance Permitted Acquisitions, shall not exceed $40,000,000 at any one time outstanding; provided that notwithstanding anything in this Agreement to the contrary, without the prior written consent of Required Lenders, no Asset Acquisitions or Stock Acquisitions shall be permitted on and after the Fifth Amendment Effective Date; and

                  (B) unsecured subordinated Debt, in form and substance satisfactory to the Administrative Agent in all respects which is permitted pursuant to Section 6.01(h);

                  (f) the sum of all amounts paid or payable in connection with any single Permitted Acquisition (including all transaction costs and all Indebtedness, liabilities and Guarantees and other contingent obligations incurred or assumed in connection therewith (whether or not reflected on a consolidated balance sheet of the Borrower) after giving effect to the Permitted Acquisition) shall not exceed $30,000,000;

                  (g)  in the case of

                  (i)  a Stock Acquisition, the Target shall not have, and

                  (ii) in the case of an Asset Acquisition for which the consideration paid is $5,000,000 or more, the acquired assets if considered as a stand-alone entity on a pro forma basis would not have, reported negative EBITDA for the four most recently completed fiscal quarters for which financial statements are available preceding the date of the Permitted Acquisition, as determined based upon the Target's audited financial statements for its most recently completed fiscal year and its most

                                                                    Exhibit 10.1

recent interim financial period completed within 60 days prior to the date of consummation of such Permitted Acquisition;

                  (h) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances);

                  (i) promptly following the closing of any Permitted Acquisition, the Collateral Agent will be granted a first priority perfected Lien (subject to Liens permitted pursuant to Section 6.02) in all assets acquired pursuant thereto, and the Borrower (and, in the case of a Stock Acquisition, the Target) shall have executed such documents and taken such actions as may be required by the Collateral Agent in connection therewith;

                  (j) concurrently with delivery of the notice referred to in clause (a), the Borrower shall have delivered to the Administrative Agent, a pro forma consolidated balance sheet of the Borrower and its Subsidiaries (the "Acquisition Pro Forma"), based on recent financial data, which shall be complete and shall accurately and fairly represent the assets, liabilities, financial condition and results of operations of the Borrower and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith, and such Acquisition Pro Forma shall reflect that;

                  (i) the Pro Forma Debt/Pro Forma EBITDA Ratio shall not exceed the following amounts as of the date of such acquisition:

         ----------------------------------------------------------------------------------------------------------
            Acquisition                              Pro Forma Debt/Pro Forma EBITDA Ratio
           Occurring in
              Fiscal
              Quarter
              Ending
            Nearest to
                            ----------------------------------------------------------------------------------------
                               1998        1999        2000          2001         2002         2003         2004
         -----------------------------------------------------------------------------------------------------------
         March 31                        5.75:1.00    5.00:1.00     4.25:1.00   3.50:1.00     3.25:1.00   3.25:1.00
         -----------------------------------------------------------------------------------------------------------
         June 30             6.00:1:00   5.75:1.00    4.75:1.00     4.00:1.00   3.50:1.00     3.25:1.00
         -----------------------------------------------------------------------------------------------------------
         September 30        6.00:1:00   5.75:1.00    4.75:1.00     4.00:1.00   3.50:1.00     3.25:1.00
         -----------------------------------------------------------------------------------------------------------
         December 31         5.75:1.00   5.00:1.00    4.25:1.00     3.50:1.00   3.25:1.00     3.25:1.00
         -----------------------------------------------------------------------------------------------------------

         and thereafter, 3.25:1.00.

                  (ii) on a pro forma basis, no Event of Default shall have occurred and be continuing or would result after giving effect to such Permitted Acquisition and the Borrower would have been in compliance with the financial covenants set forth in Section 6.09 through Section
         6.12 with a look-back for pro-forma compliance (the "Acquisition Projections");

                  (k) the Borrower shall have delivered financial projections covering the 5-year period commencing on the date of such Permitted Acquisition based upon historical financial data of a recent date, taking into account such Permitted Acquisition prepared in a manner consistent

                                                                    Exhibit 10.1

with the financial projections delivered to the Agents in connection with the closing of this Agreement (the "Closing Projections");

                  (l) the Borrower shall have delivered a certificate of a Financial Officer of the Borrower to the effect that: (i) the Borrower will be solvent upon the consummation of the Permitted Acquisition; (ii) the Acquisition Pro Forma fairly presents the financial condition of the Borrower and its Subsidiaries (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition; and (iii) the Acquisition Projections are reasonable estimates of the future financial performance of the Borrower subsequent to the date thereof prepared in a manner consistent with the Closing Projections of the Borrower (and, in the case of a Stock Acquisition, the Target) and show that the Borrower shall continue to be in compliance with the financial covenants set forth in Section 6.09 through Section 6.12 for the 5-year period thereafter;

                  (m) except where substantially all of the consideration for such acquisition consists of Capital Stock of the Borrower, on or prior to the date of such Permitted Acquisition, the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, all opinions, certificates, lien search results and other documents reasonably requested by the Administrative Agent;

                  (n) the Administrative Agent and the Lenders shall have received Phase I reports (reasonably satisfactory in scope and substance to the Agents) with respect to any owned property to be acquired; and

                  (o) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

                  "Permitted Holder" means Helen Hudson Lovaas, any member of senior management of the Borrower or Holding on the Closing Date, Freeman Spogli or any successor entity thereof controlled by the principals of Freeman Spogli and any entity controlled by, or under common control with, Freeman Spogli.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of A1/P1 from S&P and from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000;

                                                                    Exhibit 10.1

                  (d) other investment instruments approved in writing by the Required Lenders and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $250,000,000; and

                  (e) interests in mutual funds which invest primarily in instruments described in clauses (a), (b) and (c).

                  "Permitted Purchase Money Lien" means (a) purchase money and similar Liens existing on the Closing Date or (b) Liens applicable to real property, improvements thereto or equipment or other Property acquired or constructed after the Closing Date by the Borrower or any Restricted Subsidiary; provided that (i) such security interests are incurred, and the Indebtedness secured thereby is created, no later than 12 months after such acquisition (or completion of construction), and (ii) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary.

                  "person" means any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreement" means the Pledge Agreement, substantially in the form of Exhibit J, between the Borrower, Holding, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

                  "Preferred Stock" means any Capital Stock of a person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of any other class of Capital Stock issued by such person.

                  "Prepayment Event" means any Incurrence of Debt of the Borrower or any Restricted Subsidiary, any Equity Issuance (other than the issuance of shares of the Borrower to Holding or of Holding in connection with the Gibeck AB Acquisition), any Restricted Asset Disposition, any Restricted Sale/Leaseback Transaction, any Casualty or any Condemnation.

                  "Pricing Adjustment" shall mean, for any day, with respect to any Loan or with respect to the Commitment Fees, as the case may be, the Pricing Adjustment set forth below, based upon the Debt/Adjusted EBITDA Ratio as of the date of determination:

                                                                    Exhibit 10.1

                       Category 1           Category 2          Category 3           Category 4        Category 5
                                           Debt/Adjusted      Debt/Adjusted         Debt/Adjusted
                  Debt/Adjusted EBITDA     EBITDA Ratio        EBITDA Ratio         EBITDA Ratio
                         Ratio               less than          less than             less than      Debt/Adjusted
                     greater than or        5.5:1.0 and        4.75:1.0 and          4.0:1.0 and      EBITDA Ratio
                        equal to          greater than or    greater than or       greater than or     less than
                         5.5:1.0         equal to 4.75:1.0   equal to 4.0:1.0     equal to 3.5:1.0      3.5:1.0
                 ----------------------- ------------------  -----------------    ------------------ ---------------
Commitment Fees            0%                     0%                 0%                .0625%             .125%

ABR Loans                  0%                  .250%              .500%                 .750%            1.000%

Eurodollar Loans           0%                  .250%              .500%                 .750%            1.000%

               Each change in the Pricing Adjustment resulting from a change in the Debt/Adjusted EBITDA Ratio shall become effective with respect to all outstanding Loans and Commitments on the Business Day after the date of receipt by the Administrative Agent of the financial statements and certificates required by Section 5.04(a) or (b) indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing,

               (i) the Pricing Adjustment shall be 0% for 12 months after the Closing Date;

               (ii) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.04(a) or (b), the Debt/Adjusted EBITDA Ratio shall be deemed to be in Category 1 for purposes of determining the Pricing Adjustment;

               (iii) at any time after the occurrence and during the continuance of an Event of Default relating to Section 7.01(b), (c), or (d) (but only with respect to breaches of the covenants contained in Section
          6.09 through Section 6.12), the Debt/Adjusted EBITDA Ratio shall be deemed to be in Category 1 for purposes of determining the Pricing Adjustment; and

               (iv) the Pricing Adjustment shall be 0% during the period from the Fifth Amendment Effective Date through June 30, 2002.

               "Pricing Adjustment Certificate" means an pricing adjustment certificate delivered by the Borrower to the Administrative Agent, in the form of Exhibit O or such other form as shall be approved by the Administrative Agent.

               "Pro Forma Debt/Pro Forma EBITDA Ratio" means, as of any date with respect to the Borrower and its consolidated Restricted Subsidiaries, (a) the total amount of Debt of the Borrower and its consolidated Restricted Subsidiaries as of such date (after giving effect to any Debt assumed or Incurred in connection with a proposed acquisition), to (b) Pro Forma EBITDA of the Borrower and its consolidated Restricted Subsidiaries for the four most recently completed fiscal quarters for which financial statements are available.

               "Pro Forma EBITDA" means, with respect to the Borrower and its consolidated Restricted Subsidiaries for the most recently completed period of four fiscal quarters for which financial statements are available, EBITDA on a consolidated basis after giving effect to:

                                                                    Exhibit 10.1

          (a) a proposed Asset Acquisition or Stock Acquisition on a pro forma basis (as if such acquisition has been made on the first day of such period), and

          (b) all Asset Acquisitions or Stock Acquisitions consummated during such period on a pro forma basis (as if such acquisitions were made on the first day of such period),

plus the pro forma cost savings for such period calculated, without duplication
(a) in accordance with Regulation S-X under the Securities Exchange Act of 1934, as amended, and (b) good faith estimates by management and approved by the Agents of the results of determined events which have been notified to the Agents in writing in reasonable detail and do not exceed 20% of the reported EBITDA of the acquired business for previous four quarters.

          "Property" means, with respect to any person, any interest of such person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other person.

          "Public Equity Offering" means an underwritten public offering of common stock of the Borrower pursuant to an effective registration statement under the Securities Act.

          "Recapitalization" has the meaning specified in Annex 3, and includes any other transactions incidental thereto.

          "Recapitalization Agreements" means the Acquisition Agreement, and any other agreement, instrument or other document to be entered into or delivered by, between or among the Borrower, the Sellers and any of their respective Affiliates in connection with the Recapitalization, as each such agreement, instrument or document may be amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

          "Redeemable Dividend" means, for any dividend with respect to Redeemable Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Redeemable Stock.

          "Redeemable Stock" means, with respect to any person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof,) or otherwise (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or (c) is convertible or exchangeable, in either case at the option of the holder thereof, for Debt or Disqualified Stock.

          "Redemption Amount" has the meaning given such term in Section
4.02(t).

          "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the Closing Date or Incurred in compliance with this Agreement ((including (a) Indebtedness of the Borrower that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Agreement), (b) Indebtedness of any Restricted

                                                                    Exhibit 10.1

Subsidiary that refinances Indebtedness of another Restricted Subsidiary, and
(c) Indebtedness that refinances Refinancing Indebtedness); provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus fees, underwriting discounts and other costs and expenses incurred in connection with such Refinancing Indebtedness; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of the Borrower or
(y) Indebtedness of the Borrower or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

          "Register" has the meaning given such term in Section 9.04(d).

          "Regulation G" means Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulatory Shares" means, with respect to any person, shares of such person required to be issued as qualifying shares to directors or persons similarly situated or shares issued to persons other than the Borrower or a wholly owned subsidiary of the Borrower in response to regulatory requirements of foreign jurisdictions pursuant to a resolution of the Board of Directors of such person, so long as such shares do not exceed 1% of the total outstanding shares of Capital Stock of such person and any owners of such shares irrevocably waive or agree to remit to the Borrower any dividends or distributions payable in respect of such shares.

          "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

          "Remedial Action" means (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment;
(ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii).

          "Repayment Date" means each date on which a principal installment on a Borrowing is required to be paid in accordance with Section 2.11.

                                                                    Exhibit 10.1

          "Required Lenders" means, (i) prior to June 30, 2003, Lenders having Loans (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments and Term Loan Commitments representing at least a majority of the sum of all Loans outstanding (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments and Term Loan Commitments at such time, (ii) on and after June 30, 2003, for all matters other than those relating to any financial covenants, including without limitation, Sections 6.08 and 6.10 and the related financial definitions, Lenders having Loans (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments and Term Loan Commitments representing at least 66-2/3% of the sum of all Loans outstanding (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments and Term Loan Commitments at such time, and (iii) on and after June 30, 2003, for matters relating to any financial covenants, including without limitation, Sections 6.08 and 6.10 and the related financial definitions, including any amendment, modification or supplement thereof which occurs prior to June 30, 2003 but which is effective for periods on and after June 30, 2003, Lenders having Loans (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments and Term Loan Commitments representing at least 71% of the sum of all Loans outstanding (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments and Term Loan Commitments at such time; provided further that in no event shall Freeman Spogli or any of its officers, directors, employees or Affiliates or anyone holding all or any portion of any Loan or Revolving Credit Commitment on behalf of Freeman Spogli or its Affiliates constitute a "Lender" as used in this definition of Required Lenders.

          "Responsible Officer" of any corporation means any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

          "Restricted Asset Disposition" means any sale, transfer, lease or other disposition of any asset of the Borrower or any Subsidiary other than an Unrestricted Asset Disposition.

          "Restricted Payment" has the meaning assigned thereto in Section 6.05(a).

          "Restricted Sale/Leaseback Transaction" means any Sale/Leaseback Transaction other than an Unrestricted Sale/Leaseback Transaction.

          "Restricted Subsidiary" means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

          "Revolving Credit Borrowing" means a Borrowing comprised of Revolving Loans.

          "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on Annex I, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04.

          "Revolving Credit Exposure" means, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus

                                                                    Exhibit 10.1

the aggregate amount at such time of such Lender's L/C Exposure, plus the aggregate amount at such time of such Lender's Swingline Exposure.

          "Revolving Credit Lender" means a Lender with a Revolving Credit Commitment.

          "Revolving Credit Maturity Date" means June 30, 2004.

          "Revolving Credit Note" means a promissory note of the Borrower, substantially in the form of Exhibit C, evidencing Revolving Loans.

          "Revolving Loans" means the revolving loans made by the Lenders to the Borrower pursuant to clause (b) of Section 2.01. Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

          "SAP Computer Capital Expenditures" means Capital Expenditures for the installation of the Borrower's SAP computer system, including hardware costs, SAP licensing fees, implementation consulting, and internally capitalized labor, in each case incurred on or before June 30, 2000.

          "S&P" means Standard & Poor's Ratings Service.

          "Sale/Leaseback Transactions" means any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

          "Secured Parties" has the meaning assigned thereto in the Security Agreement.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Agreement" means the Security Agreement, substantially in the form of Exhibit I, between the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

          "Security Documents" means the Mortgages, the Security Agreement, the Pledge Agreement, the Nonrecourse Pledge Agreement, all deposit account control agreements and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Sections 5.11 or 5.14.

          "Sellers" means Helen Hudson Lovaas and the other shareholders of the Borrower immediately before the Recapitalization.

          "Senior Notes" means the unsecured senior notes of Borrower due December 31, 2004, in the form attached as Exhibit A to the Master Assignment and Exchange Agreement, interest on which shall not be payable in cash but which interest shall accrue until maturity and the principal on which shall have no scheduled amortization prior to December 31, 2004, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof. The Senior Notes shall include the Senior Notes issued on the Effective Date and any Senior Notes issued thereafter permitted pursuant to
Section 6.01(k).

                                                                    Exhibit 10.1

          "Senior Subordinated Notes" means the Borrower's 9"% Senior Subordinated Notes due 2008.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

          "Statutory Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, and (b) with respect to the Adjusted Eurodollar Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Stock Acquisition" means an acquisition of Capital Stock of any person other than in the ordinary course of the Borrower's business.

          "Subordinated Obligation" means any Indebtedness of the Borrower or any Subsidiary (whether outstanding on the Closing Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or the applicable Guarantee pursuant to a written agreement to that effect, including, but not limited to the FS Convertible Senior Subordinated Debt.

          "subsidiary" means, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by Holding or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of the Borrower.

          "Subsidiary Guarantee Agreement" means the Subsidiary Guarantee Agreement, substantially in the form of Exhibit M, made by the Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

                                                                    Exhibit 10.1

               "Subsidiary Guarantor" means each Subsidiary listed on Schedule 1.01(c), and each other Subsidiary that is or becomes a party to a Subsidiary Guarantee Agreement.

               "Swedish Acquisitionco" is defined in Annex 4.

               "Swingline Commitment" means the commitment of the Swingline Lender to make loans pursuant to Section 2.22, as the same may be reduced from time to time pursuant to Section 2.09 .

               "Swingline Exposure" means at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Applicable Percentage of the aggregate Swingline Exposure at such time.

               "Swingline Lender" has the meaning assigned thereto in the Preamble hereto.

               "Swingline Loan" means any loan made by the Swingline Lender pursuant to Section 2.22.

               "Swingline Note" means a promissory note evidencing Swingline Loans, executed and delivered as provided in Section 2.22 in substantially the form of Exhibit D.

               "Syndication Agent" has the meaning assigned thereto in the Preamble.

               "Target" means a person whose Capital Stock is the subject of a proposed Permitted Acquisition.

               "Taxes" has the meaning assigned thereto in Section 2.20(a).

               "Term Borrowing" means a Borrowing comprised of Term Loans.

               "Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth on Annex 1, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

               "Term Loans" means the term loans made by the Lenders to the Borrower pursuant to Section 2.01. Each Term Loan shall be a Eurodollar Term Loan or an ABR Term Loan.

               "Term Note" means a promissory note of the Borrower, substantially in the form of Exhibit B, evidencing Term Loans.

               "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519)

                                                                    Exhibit 10.1

during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

               "Total Revolving Credit Commitment" means, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

               "Transaction Costs" means commitment fees, financing fees, advisory fees, underwriting fees and discounts, and other out-of-pocket fees and expenses relating to the Recapitalization, excluding any expenses of the Sellers which are deducted from the Redemption Amount.

               "Transactions" has the meaning assigned thereto in Section 3.02.

               "Transferee" has the meaning assigned thereto in Section 2.20(a).

               "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted Eurodollar Rate and the Alternate Base Rate.

               "Unrestricted Asset Disposition" means, on a consolidated basis with respect to the Borrower or any wholly owned Restricted Subsidiary, any sale, transfer, lease or other disposition of any inventory, cash, Permitted Investment, or obsolete or unusable Property of the Borrower or any Subsidiary in the ordinary course of business and not otherwise in violation of this Agreement.

               "Unrestricted Sale/Leaseback Transaction" mean any Sale/Leaseback Transaction which does not involve a sale or transfer of property which is owned by the Borrower or its Restricted Subsidiaries on the Closing Date (or any replacements thereof).

               "Unrestricted Subsidiary" means (i) any Subsidiary of the Borrower that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Borrower in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Borrower may designate any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary of the Borrower) to be an Unrestricted Subsidiary; provided, however, that at the time of such designation and in the case of clauses (A) and (B), at all times thereafter

                    (A) neither such Subsidiary nor any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Borrower or any Restricted Subsidiary of the Borrower; and

                    (B) except to the extent permitted under Section 6.03(c)(iii)(B), neither Holding, the Borrower nor any Restricted Subsidiary has Guaranteed any Indebtedness or other obligation of such Subsidiary to be so designated, and no

                                                                    Exhibit 10.1

          Indebtedness of such Subsidiary to be designated shall constitute Indebtedness of Holding, the Borrower or any Restricted Subsidiary; and

               (C) except in the case of Swedish Acquisitionco, US Holdco or Euro Holdco and any of their Subsidiaries, the Subsidiary to be so designated has total consolidated assets of $1,000 or less.

          "US Holdco" is defined in Annex 4.

          "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "wholly owned Subsidiary" of any person means a Restricted Subsidiary of which securities (except for Regulatory Shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the Borrower or one or more wholly owned Subsidiaries of the Borrower or by the Borrower and one or more wholly owned Subsidiaries of the Borrower.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          "Work" has the meaning assigned thereto in Section 5.12(e).

          "Working Capital Loans" has the meaning set forth in Section
3.13(e)(2).

          SECTION 1.02. Terms Generally . The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Annexes, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Credit Document means such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Article VI, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 3.05(a).

                                                                    Exhibit 10.1

                                   ARTICLE II

                                   The Credits

          SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (a) to make a single Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Term Loan Commitment, and (b) to make Revolving Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) such Lender's Revolving Credit Exposure exceeding (ii) such Lender's Revolving Credit Commitment. Within the limits set forth in clause (b) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans; provided however that on and after the Fifth Amendment Effective Date, Borrower may not borrow or reborrow Acquisition Loans (as defined in Section 3.13(e)(1)).

          SECTION 2.02. Loans.

          (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Revolving Credit Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(e) or pursuant to Section 2.22(e)), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) in the case of Eurodollar Loans, an integral multiple of $1,000,000 and not less than $3,500,000, (ii) in the case of ABR Loans, an integral multiple of $100,000 and not less than $1,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

          (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and the applicable Note. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

          (c) Except with respect to Loans made pursuant to Section 2.02(e), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall by

                                                                    Exhibit 10.1

12:00 (noon), New York City time, credit the amounts so received to an account in the name of the Borrower and designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

          (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with clause (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

          (e) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.23(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Applicable Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Applicable Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.23(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this clause; any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Applicable Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this clause to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

                                                                    Exhibit 10.1

         SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan or a deemed Borrowing pursuant to Section 2.02(e), as to which this Section shall not apply), the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day), (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. The initial Borrowing shall be an ABR Borrowing. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section, and of each Lender's portion of the requested Borrowing.

         SECTION 2.04. Notes and Records.

         (a) The Revolving Loans, Term Loans and Swingline Loans made by each Lender shall be evidenced by a Revolving Credit Note, Term Note and Swingline Note, respectively, duly executed on behalf of the Borrower, dated the Closing Date, payable to the order of such Lender in a principal amount equal to such Lender's Revolving Credit Commitment, in the case of its Revolving Credit Note, such Lender's Term Commitment, in the case of its Term Note or such Lender's Swingline Commitment, in the case of its Swingline Note. The outstanding principal balance of each Loan, as evidenced by such a Note, shall be payable
(i) in the case of a Swingline Loan, on the last day of the Interest Period applicable to such Loan and on the Revolving Credit Maturity Date, (ii) in the case of a Revolving Loan, on the Revolving Credit Maturity Date and (iii) in the case of a Term Loan, as provided in Section 2.11.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement. Each Lender shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Note.

                                                                    Exhibit 10.1

         (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to clauses (b) and (c) shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

         SECTION 2.05. Fees.

         (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on March 31, June 30, September 30 and December 31 (beginning on June 30, 1998) and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee") of 0.50% per annum less the applicable Pricing Adjustment on the average daily excess of the aggregate amount of the Revolving Credit Commitments over the aggregate amount of the Revolving Credit Exposures during the preceding quarter (or other period commencing with the date of acceptance by the Borrower of the Commitment of such Lender or ending with the Revolving Credit Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall begin to accrue on the date of execution of this Agreement and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein. For purposes of calculating Commitment Fees only, no portion of the Revolving Credit Commitments shall be deemed utilized under Section 2.17 as a result of outstanding Swingline Loans.

         (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein (the "Administrative Agent Fees").

         (c) The Borrower agrees to pay to the Administrative Agent, for payment to the other Lenders (to the extent applicable), on the Closing Date, the other fees specified in the Fee Letter, and the Administrative Agent shall pay to each Lender on the Closing Date that portion of such fees that shall be owing to such Lender.

         (d) The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on March 31, June 30, September 30 and December 31 of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C Participation Fee") calculated on such Lender's Applicable Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been cancelled or have expired and the Revolving Credit Commitments of

                                                                    Exhibit 10.1

all Lenders shall have been terminated) at a rate equal to the applicable margin from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.06, and (ii) to the Issuing Bank with respect to each Letter of Credit an administrative fee payable to the Issuing Bank equal to the greater of (a) for the period from and after the date of issuance thereof (or, with respect to Existing Letters of Credit, for the period from and after the Closing Date), 1/4 of 1% per annum of the maximum amount available from time to time to be drawn under such Letter of Credit, in each case calculated in arrears on and through the last day of each Fiscal Quarter and on the basis of a 360-day year and the actual number of days elapsed and (b) $500, and payable on the Business Day immediately succeeding such date of calculation in immediately available funds, and (iii) the standard issuance, drawing and amendment fees specified from time to time by the Issuing Bank (the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

         (e) The Borrower agrees to pay each Lender, through the Administrative Agent, on July 1, 2002, a fee equal to 0.075% of the sum of such Lender's Revolving Credit Commitment and outstanding Term Loans as of such date.

         (f) If the compliance certificate filed by the Borrower with respect to the fiscal period ended June 30, 2002 sets forth a Debt/Adjusted EBITDA Ratio in excess of 4.90:1.00, or if such compliance certificate is not filed by the deadline set forth in Section 5.04(b), the Borrower agrees to immediately pay each Lender, through the Administrative Agent, a fee equal to 0.025% of the sum of such Lender's Revolving Credit Commitment and outstanding Term Loans as of such deadline.

         All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.06. Interest on Loans.

         (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus

         (i) from the Fifth Amendment Effective Date through June 30, 2002, 3.00% less the applicable Pricing Adjustment in the case of Term Loans and Working Capital Loans and 3.25% less the applicable Pricing Adjustment in the case of Acquisition Loans;

         (ii) from July 1, 2002 through March 31, 2003, 3.50% less the applicable Pricing Adjustment in the case of Term Loans and Working Capital Loans and 3.75% less the applicable Pricing Adjustment in the case of Acquisition Loans; and

         (iii) from April 1, 2003, 4.00% less the applicable Pricing Adjustment in the case of Term Loans and Working Capital Loans and 4.25% less the Applicable Pricing Adjustment in the case of Acquisition Loans.

                                                                    Exhibit 10.1

         (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted Eurodollar Rate for the Interest Period in effect for such Borrowing plus

         (i) from the Fifth Amendment Effective Date through June 30, 2002, 4.00% less the applicable Pricing Adjustment in the case of Term Loans and Working Capital Loans and 4.25% less the applicable Pricing Adjustment in the case of Acquisition Loans;

         (ii) from July 1, 2002 through March 31, 2003, 4.50% less the applicable Pricing Adjustment in the case of Term Loans and Working Capital Loans and 4.75% less the applicable Pricing Adjustment in the case of Acquisition Loans; and

         (iii) from April 1, 2003, 5.00% less the applicable Pricing Adjustment in the case of Term Loans and Working Capital Loans and 5.25% less the Applicable Pricing Adjustment in the case of Acquisition Loans.

         (c) Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted Eurodollar Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.07. Default Interest. Upon the occurrence and during the continuation of any Event of Default, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on the outstanding principal amount of all Loans, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder on such Loans at the rate otherwise applicable to such Loan pursuant to Section 2.06 without making the applicable Pricing Adjustment plus 2.00% per annum.

         SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing any Lender shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available to it in the Eurodollar interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that the Administrative Agent shall have determined that reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate as soon as practicable thereafter, the affected Lender shall give written or telecopy notice thereof to the Administrative Agent, and/or the Administrative Agent shall, give written or telecopy notice thereof to the Borrower and the Lenders. In the event of any such determination, until the affected Lender or the Administrative Agent, as the case may be, shall have given notice that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10, from the affected Lender or the Lenders, as the case may be, shall be deemed to be a request for an ABR Borrowing. Each determination by such Lender or the Administrative Agent hereunder shall be conclusive absent manifest error.

                                                                    Exhibit 10.1

         SECTION 2.09. Termination and Reduction of Commitments.

         (a) The Term Loan Commitments hereunder shall terminate on the earliest of (i) the date on which the Borrower informs the Lenders that it has decided not to proceed with the Recapitalization, (ii) the date on which the Acquisition Agreement is terminated in accordance with its terms or (iii) 5:00 p.m., New York City Time, April 30, 1998, if the initial Credit Event is not made on or before such date. The Revolving Credit Commitments, the Swingline Commitment and the L/C Commitment shall automatically terminate on the earliest of (i) the Revolving Credit Maturity Date, (ii) the date on which the Borrower informs the Lenders that it has decided not to proceed with the Recapitalization, (iii) the date on which the Acquisition Agreement is terminated in accordance with its terms or (iv) 5:00 p.m., New York City Time, April 16, 1998, if the initial Credit Event shall not have occurred by such time.

         (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments or the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Term Loan Commitments or the Revolving Credit Commitments shall be in (1) an integral multiple of $1,000,000 and in a minimum amount of $1,000,000 or (2) in the full remaining amount of the Term Loan Commitments or the Revolving Credit Commitments, as the case may be, and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the sum of the Aggregate Revolving Credit Exposure at the time. In addition, if no Term Loans or Acquisition Loans are outstanding, the Revolving Credit Commitments shall automatically be reduced by the amount of any mandatory prepayment that would otherwise have been applied to the prepayment of Term Loans or Acquisition Loans pursuant to Section 2.13(g). The Borrower in making any voluntary reduction of the Revolving Credit Commitments may designate whether such reduction applies to the Revolving Credit Commitments available with respect to Acquisition Loans pursuant to Section 3.13(e)(1) hereof, or to the Revolving Credit Commitments available with respect to Working Capital Loans pursuant to Section 3.13(e)(2) hereof.

         (c) Each reduction in the Term Loan Commitments or the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

         SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time by delivery of a Continuation/Conversion Request (or by telephonic notice promptly confirmed by delivery of a Continuation/Conversion Request) to the Administrative Agent (a) not later than 11:00 a.m., New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) upon the occurrence of the Effective Date, not later than 11:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) upon the occurrence of the Effective Date, not later than 11:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with

                                                                    Exhibit 10.1

respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

         (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

         (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

         (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

         (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

         (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

         (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

         (vii) no Interest Period may be selected for any Eurodollar Borrowing that would end later than a Repayment Date applicable thereto occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) applicable Eurodollar Borrowings with Interest Periods ending on or prior to such Repayment Date and (B) the applicable ABR Borrowings would not be at least equal to the principal amount of Borrowings to be paid on such Repayment Date;

         (viii) no Interest Period applicable to a Revolving Loan may end later than the Revolving Credit Maturity Date, and no Interest Period applicable to a Term Loan may end later than the Loan Maturity Date; and

         (ix) after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

         Each notice pursuant to this Section shall be irrevocable and shall refer to this Agreement and specify (A) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (B) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (C) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (D) if such Borrowing is to be converted to

                                                                    Exhibit 10.1

or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

          SECTION 2.11.  Repayment of Term Borrowings.

          (a) The principal of the Term Borrowings shall be payable in quarterly installments on the following Repayment Dates in the following amounts:

          ----------------------------------------------------------------------
                    Date                           Amount of Repayment
                                     -------------------------------------------
                                         2002            2003             2004
          ----------------------------------------------------------------------
           March 31                                   $1,250,000
          ----------------------------------------------------------------------
           June 30                    $1,250,000      $3,000,000
          ----------------------------------------------------------------------
           September 30               $1,250,000      $2,000,000
          ----------------------------------------------------------------------
           December 31                $1,250,000
          ----------------------------------------------------------------------

          (b) Repayment of Acquisition Borrowings. The principal of the Acquisition Loans shall be payable in quarterly installments on the following Repayment Dates in the following amounts:

          ----------------------------------------------------------------------
                    Date                  Amount of Repayment
          ----------------------------------------------------------------------
                                         2003            2004
          ----------------------------------------------------------------------
           March 31                                   $ 2,000,000
          ----------------------------------------------------------------------
           June 30                                    $35,000,000
          ----------------------------------------------------------------------
           September 30               $1,000,000
          ----------------------------------------------------------------------
           December 31                $2,000,000
          ----------------------------------------------------------------------

          (c) Accrued Interest. Each payment of Borrowings pursuant to this Section shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment.

          (d) Certain Loan Purchases. In the event that Freeman Spogli or any affiliate of Freeman Spogli or any shareholder of Holdings or Borrower desires to purchase additional Loans in order to effect all or any portion of the next scheduled quarterly amortization payment on the Loans, each Lender hereby agrees to sell such Loans to Freeman Spogli, any such Affiliate or shareholder on terms and conditions which are substantially the same as those set forth in the Master Assignment and Exchange Agreement including without limitation that such loans are

                                                                    Exhibit 10.1

purchased at par on a pro rata basis from all Lenders, all accrued interest on the purchased Loans is paid through the date of purchase, such purchased Loans are immediately exchanged for additional Senior Notes and pledged to Collateral Agent pursuant to the Nonrecourse Pledge Agreement and upon such exchange shall no longer constitute Obligations or Indebtedness outstanding under this Agreement or the other Credit Documents.

          SECTION 2.12.  Prepayment.

          (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000.

          (b) Optional prepayments of Term Loans or Acquisition Loans shall be applied (i) first, to scheduled amortization payments due within 12 calendar months thereafter, and (ii) second, pro rata against the remaining scheduled installments of principal due in respect of the Term Loans or Acquisition Loans.

          (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

          SECTION 2.13.  Mandatory Prepayments.

          (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall repay or prepay all its outstanding Revolving Credit Borrowings and all outstanding Swingline Loans on the date of such termination. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure after giving effect thereto and (ii) if the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof) in an amount sufficient to eliminate such excess. In the event that, as of any date of determination, the sum of (x) cash on hand plus (y) Permitted Investments exceeds $5,000,000 for a period of greater than 30 consecutive days, in each case as determined for Borrower and its Restricted Subsidiaries on a consolidated basis (the amount of such excess being hereinafter referred to as the "Excess Liquidity"), Borrower shall repay or prepay its Swingline Loans and its Revolving Credit Borrowings by an amount equal to such Excess Liquidity, such Excess Liquidity being applied to repay or prepay first Swingline Loans to the full extent thereof, second Working Capital Loans and third Acquisition Loans, in the case of Swingline Loans and Working Capital Loans without any related reduction in the Revolving Credit Commitment.

                                                                    Exhibit 10.1

          (b) With respect to (I) any Restricted Asset Disposition other than the sale of the Excess Real Estate, not later than the earliest of (i) the third Business Day following the completion of any Restricted Asset Disposition if the Borrower does not intend to reinvest the Net Cash Proceeds thereof or Administrative Agent has not approved the reinvestment of such Net Cash Proceeds prior to receipt by Borrower or any Restricted Subsidiary of such proceeds, as and under the circumstances set forth in the definition of Net Cash Proceeds,
(ii) promptly after the date on which the Borrower determines not to reinvest such Net Cash Proceeds or Administrative Agent disapproves such reinvestment as set forth in the definition of Net Cash Proceeds, and (iii) the first anniversary of the date thereof, the Borrower shall apply 100% of the Net Cash Proceeds, if any, received with respect thereto to prepay outstanding Term Loans and/or Acquisition Loans and/or reduce the Revolving Credit Commitment in accordance with Section 2.13(g); and (II) any sale of the Excess Real Estate, not later than the first Business Day thereafter Borrower shall apply (i) the first $3,500,000 in Net Cash Proceeds from the sale of such Excess Real Estate to reduce outstandings under the Revolving Credit Facility but without any Revolving Credit Commitment reduction and (ii) Net Cash Proceeds in excess of $3,500,000 to prepay Term Loans and/or Acquisition Loans and/or reduce the Revolving Credit Commitment in accordance with Section 2.13(g).

          (c)  In the event and on each occasion that

          (i) an Equity Issuance occurs as part of an initial public offering of the Capital Stock of the Borrower or Holding, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the occurrence of such Equity Issuance, apply Net Cash Proceeds therefrom in an amount equal to 50% of the net cash proceeds of the Capital Stock sold in such initial public offering (whether or not all such Capital Stock is offered by the Borrower or Holding) to prepay outstanding Term Loans and/or Acquisition Loans and/or reduce the Revolving Credit Commitment in accordance with Section 2.13(g); provided, however, that the remaining portion of such Net Cash Proceeds shall be applied either (A) pursuant to Section 6.05(a)(iii) for the redemption of Exchangeable Preferred Stock (including accreted PIK liquidation preference) or (B) to prepay outstanding Term Loans and/or Acquisition Loans and/or reduce the Revolving Credit Commitment in accordance with
     Section 2.13(g); and

          (ii) an Equity Issuance occurs other than as part of an initial public offering of the Capital Stock of the Borrower or Holding, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the occurrence of such Equity Issuance, apply 100% of the Net Cash Proceeds therefrom to prepay outstanding Term Loans and/or Acquisition Loans and/or reduce the Revolving Credit Commitment in accordance with Section 2.13(g); provided that upon notice to Administrative Agent of such equity investment, Freeman Spogli, any Affiliate of Freeman Spogli or any shareholder of Holding or Borrower may directly or indirectly invest in Borrower after the Effective Date up to an additional $5,000,000 in Capital Stock other than Disqualified Stock, the proceeds of which may be retained by Borrower and utilized by Borrower in the ordinary course of its business.

          (d) Beginning with the fiscal year ending nearest to December 31, 1999, no later than the earlier of (i) 90 days after the end of each fiscal year of the Borrower, and (ii) the date on which the financial statements with respect to such period are delivered pursuant to

                                                                    Exhibit 10.1

Section 5.04(a), the Borrower shall prepay outstanding Term Loans and/or Acquisition Loans in accordance with Section 2.13(g) in an aggregate principal amount equal to 75% (or 50%, for fiscal years for which the Debt/Adjusted EBITDA Ratio for such fiscal year is less than 5:1) of Excess Cash Flow for the fiscal year then ended.

          (e) In the event that any Credit Party or any subsidiary of a Credit Party shall receive Net Cash Proceeds from the Incurrence of Debt of the Borrower or any of its Subsidiaries (other than any proceeds of Debt permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by the Borrower or such Subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans and/or Acquisition Loans and/or reduce the Revolving Credit Commitment in accordance with Section 2.13(g).

          (f) In the event that there shall occur any Casualty or Condemnation and, pursuant to Section 5.12, the Casualty Proceeds or Condemnation Proceeds, as the case may be, are required to be used to prepay the Loans, then the Borrower shall apply an amount equal to 100% of such Casualty Proceeds or Condemnation Proceeds, as the case may be, to prepay outstanding Term Loans and/or Acquisition Loans and/or reduce the Revolving Credit Commitment in accordance with Section 2.13(g).

          (g) Other than as may be provided in Section 2.13(b)(II)(i), mandatory prepayments shall be applied first to the Term Loans to the full extent thereof and if no Term Loans are outstanding shall be applied second to the Acquisition Loans to the full extent thereof and if no Acquisition Loans are outstanding, the Revolving Credit Commitments shall be permanently reduced by an amount equal to the amount of such mandatory prepayment and, if required by
Section 2.13(a), to prepay Revolving Loans. Mandatory prepayments under this Agreement shall be applied pro rata against the remaining scheduled installments of principal due in respect of the Term Loans or Acquisition Loans under Section 2.11; provided that any mandatory prepayments of the Term Loans and/or Acquisition Loans made pursuant to Section 2.13(b)(II)(ii) shall be applied to the remaining scheduled installments in inverse order of maturity.

          (h) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section, (i) a certificate signed by a Responsible Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section shall be subject to
Section 2.16, but shall otherwise be without premium or penalty.

          (i) Amounts to be applied pursuant to this Section to the prepayment of Term Loans and Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Term Loans and ABR Revolving Loans. Any amounts remaining after each such application shall, at the option of the Borrower, be applied to prepay Eurodollar Term Loans or Eurodollar Revolving Loans, as the case may be, immediately and/or shall be deposited in the Prepayment Account (as defined below). The Administrative Agent shall apply any cash deposited in the Prepayment

                                                                    Exhibit 10.1

Account (i) allocable to Term Loans to prepay Eurodollar Term Loans and (ii) allocable to Revolving Loans to prepay Eurodollar Revolving Loans, in each case on the last day of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date) until all outstanding Term Loans or Revolving Loans, as the case may be, have been prepaid or until all the allocable cash on deposit with respect to such Loans has been exhausted. For purposes of this Agreement, the term "Prepayment Account" means an account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this clause. The Administrative Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account in Permitted Investments that mature prior to the last day of the applicable Interest Periods of the Eurodollar Term Borrowings or Eurodollar Revolving Borrowings to be prepaid, as the case may be; provided, however, that
(i) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any law, statute, rule or regulation and
(ii) the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Default or Event of Default shall have occurred and be continuing. The Borrower shall indemnify the Administrative Agent for any losses relating to the investments so that the amount available to prepay Eurodollar Borrowings on the last day of the applicable Interest Period is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested and disbursed as specified above. If the maturity of the Loans has been accelerated pursuant to Article VII, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. The Borrower hereby grants to the Administrative Agent, for its benefit and the benefit of the Issuing Bank, the Swingline Lender and the Lenders, a security interest in the Prepayment Account to secure the Obligations.

          SECTION 2.14.  Reserve Requirements; Change in Circumstances.

          (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Issuing Bank of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes based on the overall net income of such Lender or the Issuing Bank by the jurisdiction in which such Lender or the Issuing Bank has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted Eurodollar Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder or under the Notes

                                                                    Exhibit 10.1

(whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Bank shall have determined that the adoption after the Closing Date of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the Closing Date in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in clause (a) or (b), and showing the method of calculation in reasonable detail, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation. The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed. If such Lender receives a refund of any such amount, such Lender will promptly pay such amount over to the Borrower.

          SECTION 2.15. Change in Legality.

          (a) Notwithstanding any other provision of this Agreement, if, after the Closing Date, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as

                                                                    Exhibit 10.1

contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

          (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

          (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in clause (b).

In the event any Lender shall exercise its rights under clause (i) or (ii), all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

          (b) For purposes of this Section, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

          SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor,
(ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause being called a "Breakage Event") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over
(ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to

                                                                    Exhibit 10.1

receive pursuant to this Section with calculations in reasonable detail shall be delivered to the Borrower and shall be conclusive absent manifest error.

          SECTION 2.17. Pro Rata Treatment. Except as provided below in this Section with respect to Swingline Loans and as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans and participations in unreimbursed drawings under Letters of Credit). For purposes of determining the available Revolving Credit Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

          SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it or any Affiliate of such Lender shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Credit Party or any Affiliate of any Credit Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender or any Affiliate of such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Term Loans and Revolving Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Term Loans and Revolving Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Term Loans and Revolving Loans and L/C Exposure, as the case may be of such other Lender, so that the aggregate unpaid principal amount of the Term Loans and Revolving Loans and L/C Exposure and participations in Term Loans and Revolving Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Term Loans and Revolving Loans and L/C Exposure then outstanding as the principal amount of its Term Loans and Revolving Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Term Loans and Revolving Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower and Holding consent to the foregoing arrangements and agree that any Lender or any Affiliate of such Lender holding a participation in a Term Loan or Revolving Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower and Holding or any other Credit Party or

                                                                    Exhibit 10.1

any Affiliate of any Credit Party, to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

          SECTION 2.19. Payments.

          (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Credit Document not later than 12:00 (noon), New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the Issuing Bank, and (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section 2.21(e)) shall be made to the Administrative Agent at its offices at identified in Annex 2.

          (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Credit Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

          SECTION 2.20. Taxes.

          (a) Any and all payments by or on behalf of the Borrower or any Credit Party hereunder and under any other Credit Document shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on the net income of the Administrative Agent, any Lender or the Issuing Bank (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (ii) franchise taxes imposed on the net income of the Administrative Agent, any Lender or the Issuing Bank (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent, such Lender or the Issuing Bank (or Transferee) is organized (or where its lending office is located) or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "Taxes"). If the Borrower or any Credit Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Credit Document to the Administrative Agent, any Lender or the Issuing Bank (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Credit Party shall make such deductions and (iii) the Borrower or such Credit Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp, documentary, excise, transfer, sales, property taxes, charges or similar levies (including mortgage recording taxes and similar fees) that arise from any payment made hereunder or under any other Credit Document or

                                                                    Exhibit 10.1

from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or any other Credit Document ("Other Taxes").

          (c) The Borrower will indemnify the Administrative Agent, each Lender and the Issuing Bank (or Transferee) for the full amount of Taxes and Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses (including the allocated costs of in-house legal counsel))) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the Administrative Agent, a Lender or the Issuing Bank (or Transferee), or the Administrative Agent on its behalf showing calculations in reasonable detail, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Administrative Agent, any Lender or the Issuing Bank (or Transferee), as the case may be, makes written demand therefor.

          (d) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrower or any other Credit Party to the relevant Governmental Authority, the Borrower or such other Credit Party will deliver to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

          (e) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement and the other Credit Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.20(e), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.20(e) that such Non-U.S. Lender is not legally able to deliver.

          (f) The Borrower shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to clause (a) or (c) to the extent that (i) the obligation to withhold

                                                                    Exhibit 10.1

amounts with respect to United States Federal withholding tax existed and would apply to payments made to such Non-U.S. Lender on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee), acting through a New Lending Office, would be entitled to receive (without regard to this clause) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or
(ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of clause (e).

          (g) Nothing contained in this Section shall require any Lender or the Issuing Bank (or any Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary). If any Lender receives a refund of any additional amount or any taxes paid by or on behalf of such Lender, such Lender will promptly pay such amount over to the Borrower.

          SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate.

          (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.14 and Section 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Issuing Bank's claim for compensation under Section 2.14 or notice under Section
2.15 or the

                                                                    Exhibit 10.1

amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to clause (b)), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

                  (b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would materially reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would materially reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

                  SECTION 2.22. Swingline Loans.

                  (a) Swingline Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees to make loans to the Borrower at any time and from time to time on and after the Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding $5,000,000 in the aggregate or (ii) the Aggregate Revolving Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Revolving Credit Commitment. Each Swingline Loan shall be in a principal amount that is an integral multiple of $100,000. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.

                  (b) Swingline Loans. The Borrower shall notify the Administrative Agent by telecopy or by telephone, not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement. Promptly after such notification, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request confirming such notification. Each such Borrowing Request shall be signed by or on behalf of the Borrower and

                                                                    Exhibit 10.1

shall specify: (i) that the Borrower is requesting a Swingline Loan, (ii) the requested date of such Swingline Loan (which shall be a Business Day), (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)), and
(iv) the amount of such Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any notice received from the Borrower pursuant to this clause. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the account specified in the Borrowing Request by 4:00 p.m., New York City time, on the date such Swingline Loan is so requested.

                  (c) Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written, or telecopy notice) to the Swingline Lender and to the Administrative Agent before 12:00 (noon), New York City time on the date of prepayment at the Swingline Lender's address for notices specified on Annex 2.

                  (d) Interest. Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in
Section 2.06(a).

                  (e) Conversion to Revolving Loans. With respect to any Swingline Loans, the Swingline Lender may, at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to the Borrower ) no later than 11:00 a.m. (New York City time) on the first Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Borrowing Request given by the Borrower) requesting the Lenders to make Revolving Loans that are ABR Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans outstanding on the date such notice is given which Swing Line Lender requests the Lenders to prepay; provided, however, that the obligations of the Lenders to fund such Borrowing shall not be subject to Section 4.01.

                  (f) Participations. Upon the Borrowing of a Swingline Loan, each Revolving Credit Lender shall be deemed to have automatically acquired a unfunded participation in such Swingline Loan proportional to its Applicable Percentage. Upon demand by the Swingline Lender, or automatically upon the occurrence of an Event of Default under Section 7.01(g) or (h), each Revolving Credit Lender shall fund such participation by paying to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender's Applicable Percentage of such Swingline Loan, together with interest accruing on such participation amount from the date of such Event of Default or such demand, as the case may be, at the Federal Funds Effective Rate for the first day, and for each day thereafter, the rate of interest then applicable to ABR Revolving Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this clause is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this clause by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this clause and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by

                                                                    Exhibit 10.1

the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this clause and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this clause shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof.

                  If for any reason the Revolving Credit Commitments are terminated at a time when any Swing Line Loans are outstanding, each Lender shall be deemed to have purchased, and hereby agrees to purchase, a participation in such outstanding Swing Line Loans in an amount equal to its Applicable Percentage calculated immediately prior to such termination of the Revolving Credit Commitments ) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from the Swingline Lender, each Lender shall deliver to the Swingline Lender an amount equal to its respective participation in same day funds to the Administrative Agent at its offices identified in Annex 2. In order to further evidence such participation (and without prejudice to the effectiveness of the participation provisions set forth above), each Lender shall enter into a separate participation agreement at the request of the Swingline Lender in form and substance reasonably satisfactory to such Lender and the Swingline Lender. If any Lender fails to make available to the Swingline Lender the amount of such Lender's participation as provided in this paragraph, the Swingline Lender shall be entitled to recover such amount of demand from such Lender together with interest thereon at the Federal Funds Effective Rate for one Business Day and thereafter at the rate applicable to ABR Revolving Loans. If the Swingline Lender receives a payment of any amount in which other Lenders have purchased participations as provided in the Paragraph, the Swingline Lender shall promptly distribute to each such other Lender its Applicable Percentage of such payment.

                  SECTION 2.23. Letters of Credit.

                  (a) General. The Borrower may request the issuance of a Letter of Credit for its own account, by delivering a Letter of Credit Request at any time and from time to time while the Revolving Credit Commitments remain in effect. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a Letter of Credit Request requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with clause (c)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or

                                                                    Exhibit 10.1

extension (A) the L/C Exposure shall not exceed $7,500,000 and (B) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment.

                  (c) Expiration Date. Each Letter of Credit shall expire at the close of business no later than the first anniversary of the date of the issuance of such Letter of Credit, unless such Letter of Credit expires by its terms on an earlier date; provided, however, that this clause shall not prevent any Issuing Bank from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Bank elects not to extend for any such additional period. Notwithstanding the foregoing, no Letter of Credit shall expire later than the fifth Business Days prior to the Revolving Credit Maturity Date.

                  (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Credit Document) forthwith on the date due as provided in Section 2.02(e). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this clause in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Issuing Bank an amount equal to such L/C Disbursement on the same Business Day on which the Borrower shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 12:00 noon, New York City time, on any Business Day, not later than 11:00 a.m., New York City time, on the immediately following Business Day.

                  (f) Obligations Absolute. The Borrower's obligations to reimburse L/C Disbursements as provided in clause (e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit or any Credit Document, or any term or provision therein;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Credit Document;

                  (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary

                                                                    Exhibit 10.1

       under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Credit Document or any other related or unrelated agreement or transaction;

                  (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                  (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

                  Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank.

                  (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any

                                                                    Exhibit 10.1

such L/C Disbursement. The Administrative Agent shall promptly give each Revolving Credit Lender notice thereof.

                  (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(e), at the rate per annum that would apply to such amount if such amount were an ABR Loan.

                  (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders, to be effective only upon the appointment of a successor Issuing Bank pursuant to the following sentence. Subject to the next succeeding clause, upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(d)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Credit Documents and (ii) references herein and in the other Credit Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposits shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Such deposits shall be invested in Permitted Investments, to be selected by the Issuing Bank in its sole discretion, and interest earned on such deposits shall be deposited in such account as additional collateral for the payment and performance of the Obligations. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative

                                                                    Exhibit 10.1

Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

                  (k) Additional Issuing Banks. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of the Agreement. Any Lender designated as an issuing bank pursuant to this clause shall be deemed to be an "Issuing Bank" (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender.

                                  ARTICLE III

                         Representations and Warranties

                  Each of Holding and the Borrower represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:

                  SECTION 3.01. Organization; Powers. Each of Holding, the Borrower and each of the Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Credit Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

                  SECTION 3.02. Authorization. The execution, delivery and performance by each Credit Party of each of the Credit Documents and the borrowings hereunder (collectively, the "Transactions") and the Recapitalization
(a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Holding, the Borrower or any Subsidiary other than any violation which will not have a Material Adverse Effect or the effect (if any) of Chapter 5 of the California Corporations Code,
(B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which Holding, the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise

                                                                    Exhibit 10.1

to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holding, the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

                  SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by Holding and the Borrower and constitutes, and each other Credit Document when executed and delivered by the each Credit Party thereto will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms.

                  SECTION 3.04. Governmental Approvals and Licenses. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions and the Recapitalization, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages and (c) such as have been made or obtained and are in full force and effect. The Borrower and its Subsidiaries have all licenses, permits, approvals, qualifications, consents, certificates of needs and accreditations (where such are required) and other authorizations necessary for the lawful conduct of their respective businesses or operations wherever now conducted and as planned to be conducted, pursuant to all applicable statutes, laws, ordinances, rules and regulations of all Governmental Authorities having, asserting or claiming jurisdiction over the Borrower and its Subsidiaries on a consolidated basis, except where such failure would not have a Material Adverse Effect. Copies of all such licenses, permits, approvals, qualifications, consents and other authorizations shall be provided to the Administrative Agent upon request. The Borrower and its Subsidiaries are not in default under any of such licenses, permits, approvals, consents, qualifications or authorizations and no event has occurred, and no condition exists, which, with the giving of notice, the passage of time, or both, would constitute a default thereunder or would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization or accreditation, except where such failure would not have a Material Adverse Effect. The continuation, validity and effectiveness of all such licenses, permits, approvals, consents, qualifications and authorizations will in no way be adversely affected by the transactions contemplated by this Agreement, except where such a failure of continuation, validly or effectiveness would not have a Material Adverse Effect. The Borrower and its Subsidiaries know of no reason why they will not be able to maintain after the Closing Date all licenses, permits, approvals, consents, qualifications, accreditations and other authorizations necessary or appropriate to own and operate their respective current businesses and to obtain such licenses, permits, approvals, consents, qualifications and other authorizations necessary to own and operate their respective current businesses, and otherwise conduct the business of the Borrower and its Subsidiaries as now conducted and presently proposed to be conducted.

                  SECTION 3.05. Financial Statements.

                  (a) The Borrower has heretofore furnished to the Lenders its consolidated and consolidating balance sheets and statements of income and changes in financial condition as of and for the fiscal year ended December 26, 1997, audited by and accompanied by the opinion of Arthur Andersen LLP, independent public accountants. Such financial statements present fairly the financial condition and results of operations and cash flows of the Borrower and its

                                                                    Exhibit 10.1

consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

                  (b) The Borrower has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheet as of December 26, 1997 and monthly operating statements for January and February 1998, prepared giving effect to the Recapitalization as if it had occurred on such date. Such pro forma balance sheet and monthly operating statements has been prepared in good faith by the Borrower, based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed by the Borrower on the Closing Date to be reasonable), is based on the best information available to the Borrower as of the date of delivery thereof, accurately reflects all adjustments required to be made to give effect to the Recapitalization and presents fairly on a pro forma basis the estimated consolidated financial position of the Borrower and its consolidated Subsidiaries as of such date, assuming that the Recapitalization had actually occurred at such date.

                  SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, prospects, condition, financial or otherwise, or material agreements of Holding, the Borrower and the Subsidiaries, taken as a whole, since January 1, 2002.

                  SECTION 3.07. Title to Properties; Possession Under Leases.

                  (a) Each of Holding, the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets of Holding, Borrower and Borrower's Restricted Subsidiaries are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

                  (b) Except as set forth on Schedule 3.07(b), each of Holding, the Borrower and Borrower's Restricted Subsidiaries has complied in all material respects with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of Holding, the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except where failure to have such possession will not have a Material Adverse Effect.

                  (c) Except as set forth on Schedule 3.07(c), neither Holding nor the Borrower has received any written notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

                  (d) None of Holding, the Borrower or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

                                                                    Exhibit 10.1

                  SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Effective Date a list of all Subsidiaries and the percentage ownership interest of Holding or the Borrower therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by Holding or the Borrower, directly or indirectly, free and clear of all Liens.

                  SECTION 3.09. Litigation; Compliance with Laws.

                  (a) Except as set forth on Schedule 3.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holding or the Borrower, threatened against or affecting Holding or the Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Credit Document, the Transactions or the Recapitalization, or that purport to affect the ability of the parties to consummate the Transactions or the Recapitalization, or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

                  (b) None of Holding, the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. Default in Material Agreements. Other than as set forth in Schedule 3.10, none of Holding, the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.11. Federal Reserve Regulations.

                  (a) None of Holding, the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

                  (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

                  SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. None of Holding, the Borrower or any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                                                                    Exhibit 10.1

                  SECTION 3.13. Use of Proceeds.

                  (a) The proceeds of the Term Loans shall be used solely to pay a portion of the Redemption Amount in connection with the Recapitalization, to repay the Indebtedness to be Paid, and pay a portion of the Transaction Costs.

                  (b) The proceeds of the Revolving Loans may be used for working capital and general corporate purposes of the Borrower (including Permitted Acquisitions); provided, however, that (i) no more than $0 of Revolving Loans may be borrowed on the Closing Date, and (ii) the proceeds of any Revolving Loan made pursuant to Section 2.22(e) shall be applied only to repay Swingline Loans.

                  (c) The proceeds of the Swingline Loans may be used for working capital and general corporate purposes of the Borrower; provided, however, that no Swingline Loans may be borrowed on the Closing Date.

                  (d) The Letters of Credit may be used for general corporate purposes.

                  (e) Notwithstanding anything in this Agreement to the contrary, but subject to Section 2.01(b) on and after the Fifth Amendment Effective Date, (1) not more than $40,000,000 of the Aggregate Revolving Credit Exposure outstanding at any time shall have been used by the Borrower for purposes of Permitted Acquisitions pursuant to Section 6.04(c) (the "Acquisition Loans"), (2) not more than $15,000,000 of the Aggregate Revolving Credit Exposure outstanding at any time may be used by the Borrower for any corporate purpose other than Permitted Acquisitions (the "Working Capital Loans"), and (3) no further Acquisition Loans will be made to the Borrower.

                  SECTION 3.14. Tax Returns. Each of Holding, the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which Holding, the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP.

                  SECTION 3.15. No Material Misstatements. None of (a) the Confidential Information Memorandum or (b) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of Holding or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Credit Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Holding and the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

                  SECTION 3.16. Employee Benefit Plans. Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred

                                                                    Exhibit 10.1

or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

                  SECTION 3.17. Environmental Matters. Except as set forth in
Schedule 3.17:

                  (a) The real properties owned or operated by Holding, the Borrower and the Subsidiaries (the "Environmental Properties") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require Remedial Action under, or (iii) could give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                  (b) The Environmental Properties and all operations of the Borrower and the Subsidiaries are in compliance, and in the last five years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

                  (c) There have been no Releases or threatened Releases at, from, under or proximate to the Environmental Properties or otherwise in connection with the operations of the Borrower or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                  (d) None of Holding, the Borrower or any of the Subsidiaries has received any Environmental Claim in connection with the Environmental Properties or the operations of the Borrower or the Subsidiaries or with regard to any person whose liabilities for environmental matters Holding, the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do Holding, the Borrower or the Subsidiaries have reason to believe that any such notice will be received or is being threatened; and

                  (e) Hazardous Materials have not been transported from the Environmental Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Environmental Properties in a manner that could give rise to liability under any Environmental Law, nor have the Borrower or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Restricted

                                                                    Exhibit 10.1

Subsidiaries as of the Effective Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

                  SECTION 3.19. Security Documents.

                  (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other person.

                  (b) The Security Agreement and the other Security Documents (other than the Pledge Agreement and the Mortgages) are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement and the other Security Documents (other than the Pledge Agreement and the Mortgages)) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Security Agreement and the other Security Documents (other than the Pledge Agreement and the Mortgages) shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property, as defined in the Security Agreement), in each case to the extent such security interests can be so perfected by such filings, and prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

                  (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the Security Agreement), in each case to the extent such security interests can be so perfected by such filings, and prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the Closing Date).

                  (d) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Credit Parties' right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.19(d), the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

                                                                    Exhibit 10.1

                  SECTION 3.20. Location of Real Property and Leased Premises.

                  (a) Schedule 3.20(a) lists completely and correctly as of the Effective Date all real property owned by the Borrower and the Restricted Subsidiaries and the addresses thereof. The Borrower and the Restricted Subsidiaries own in fee all the real property set forth on Schedule 3.20(a).

                  (b) Schedule 3.20(b) lists completely and correctly as of the Effective Date all real property leased by the Borrower and the Restricted Subsidiaries and the addresses thereof. The Borrower and the Restricted Subsidiaries have valid leases in all the real property set forth on Schedule 3.20(b).

                  SECTION 3.21. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against Holding, the Borrower or any Subsidiary pending or, to the knowledge of Holding or the Borrower, threatened. The hours worked by and payments made to employees of Holding, the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters except where such a violation would not have a Material Adverse Effect. All payments due from Holding, the Borrower or any Subsidiary, or for which any claim may be made against Holding, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holding, the Borrower or such Subsidiary. The consummation of the Transactions and the Recapitalization will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holding, the Borrower or any Subsidiary is bound.

                  SECTION 3.22. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date, (i) the fair value of the assets of each Credit Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Credit Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Credit Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Credit Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

                                   ARTICLE IV

                              Conditions of Lending

                  The obligations of the Lenders to make Loans (other than a Borrowing pursuant to Section 2.2(e)) and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions (it being understood for purposes of this Section that making a Loan or Borrowing does not include a change or continuation of the Type of, or a duration of the Interest Period applicable to, a previously outstanding Borrowing pursuant to Section 2.10):

                                                                    Exhibit 10.1

          SECTION 4.01. All Credit Events. On the date of each Borrowing (other than a Borrowing pursuant to Section 2.02(e)), including each Borrowing of a Swingline Loan and on the date of each issuance of a Letter of Credit (each such event being called a "Credit Event"):

          (a) Borrowing Request. The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 or, in the case of the issuance of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.23(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.22(b).

          (b) Representations and Warranties. Except in the case of a Borrowing that does not increase the aggregate principal amount of Loans outstanding of any Lender, the representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          (c) No Default. The Borrower and each other Credit Party shall be in compliance with all the terms and provisions set forth herein and in each other Credit Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

          (d) No Cash Hoarding. The sum of cash constituting collected and available balances in deposit accounts and Permitted Investments of Borrower and its Restricted Subsidiaries minus any amount being held to pay interest on the Senior Subordinated Notes and/or to make principal and/or interest payments on the Loans within three Business Days does not exceed $5,000,000 or such larger amount as may be approved in writing by Administrative Agent.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower and Holding on the date of such Credit Event as to the matters specified in clauses (b) (except as aforesaid), (c) and (d) of this Section.

          SECTION 4.02. Conditions Precedent to Effective Date. On the Effective Date:

          (a) Purchase and Exchange of Term Notes. Freeman Spogli or its Affiliates shall have purchased from Lenders on a pro rata basis not less than $12,000,000 in Term Loans (the "Purchased Term Loans"), which Purchased Term Loans shall be immediately exchanged by Freeman Spogli or such Affiliates for an equivalent principal amount of Borrower's unsecured Senior Notes, in each case in accordance with the terms of the Master Assignment and Exchange Agreement. Upon exchange of the Purchased Term Loans for Senior Notes, the holders of such Purchased Term Loans and/or Senior Notes shall have no rights with respect to this Agreement or any other Loan Documents, any Loans or Revolving Credit Commitments outstanding hereunder.

          (b) Loan to HRC Holding. Freeman Spogli or its Affiliates shall have purchased for cash not less than $8,000,000 in aggregate principal amount of HRC Holding Senior Notes.

                                                                    Exhibit 10.1

          (c) Purchase of Intercompany Receivable. HRC Holding shall have purchased from Borrower for cash not less than $8,000,000 in an Intercompany Receivable due to Borrower from Hudson Euro Co S.a.r.l and its Subsidiaries.

          (d) Financial Statements. Borrower shall have delivered to Lenders drafts of the financial statements required to be delivered pursuant to Section 5.04(a) and the related certificates required to be delivered pursuant to Sections 5.04(d) and (e) with respect to Borrower's fiscal year ending on or about December 28, 2001, which draft financial statements shall be in form and substance satisfactory to Administrative Agent.

          (e) Opinions. The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion of Riordan & McKinzie, special California counsel for Holding and the Borrower, substantially to the effect set forth in Exhibit P (A) dated the Effective Date,
(B) addressed to the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders, and (C) covering such other matters relating to the Credit Documents and the Transactions as the Administrative Agent shall reasonably request, and each of Holding and the Borrower hereby requests such counsel to deliver such opinions.

          (f) Legal Matters. All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Credit Documents shall be satisfactory to the Lenders, to the Issuing Bank and to O'Melveny & Myers, counsel for the Administrative Agent.

          (g) Organizational Documents. The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Credit Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Credit Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Credit Party dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Credit Party as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B), (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Credit Party authorizing the execution, delivery and performance of the Credit Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Credit Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i), and (D) as to the incumbency and specimen signature of each officer executing any Credit Document or any other document delivered in connection herewith on behalf of such Credit Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii); and (iv) such other documents as the Lenders, the Issuing Bank or O'Melveny & Myers, counsel for the Administrative Agent, may reasonably request.

          (h) Payment of Fees, Etc. The Administrative Agent shall have received from the Borrower (i) the aggregate amount of accrued and unpaid interest at the default rate pursuant to Section 2.07 from and including April 1, 2002, to and excluding the Effective Date, to be payable to each Lender in accordance with its pro rata share; (ii) an amendment fee equal to 35 basis points

                                                                    Exhibit 10.1

on the aggregate amount, without duplication and after giving effect to the purchase of the Purchased Term Loans, of the sum of the outstanding Term Loans plus the Revolving Credit Commitment, to be payable to each Lender in accordance with its pro rata share; and (iii) all other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Credit Document, including without limitation the fees and expenses of PricewaterhouseCoopers and O'Melveny & Myers.

          (i) Nonrecourse Pledge Agreement. The Nonrecourse Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all the Senior Notes, HRC Holding Senior Notes and senior promissory notes of Borrower or HRC Holding outstanding as of the Effective Date and held by Freeman Spogli or any Affiliate of Freeman Spogli shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties and notes and other instruments or documents representing such investments, accompanied by instruments of transfer and endorsements in blank, and Uniform Commercial Code financing statements, shall be in the actual possession of the Collateral Agent.

          (j) Security Agreement. The Security Agreement, as amended and restated on the Effective Date, shall have been duly executed by Holding, Borrower and the Subsidiary Guarantors, and such Security Agreement shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral (subject to any Lien expressly permitted by Section 6.02) described in such agreement shall have been delivered to the Collateral Agent.

          (k) Interest Payment on Senior Subordinated Notes. After payment of the amounts payable pursuant to Section 4.02(h) above, Borrower may make a payment in the approximate amount of $5,300,000 (including default interest) to the holders of its Senior Subordinated Notes. Any remaining proceeds from the Intercompany Receivable purchased pursuant to Section 4.02(c) after the payment of such interest to holders of the Senior Subordinated Notes shall be used to reduce outstanding Revolving Loans (without any Revolving Loan Commitment reduction).

          (l) Replacement of Missing Certificate. Borrower will re-issue an Exchangeable Preferred Stock certificate for 20,444 shares of its Exchangeable Preferred Stock and deliver it to Collateral Agent under the Pledge Agreement upon receipt of a lost certificate indemnity from Collateral Agent reasonably satisfactory to Borrower.

          SECTION 4.03.  Effective Date Matters.

          (a) Representations, Warranties, Covenants and Releases. Each of Holding and Borrower hereby represents and warrants that as of the Effective Date (i) after giving effect to the transactions contemplated by this Agreement all of the representations and warranties made or deemed to be made by Holding and the Borrower under the Credit Documents are true and correct, except with respect to such representations and warranties which, by their express terms, are

                                                                    Exhibit 10.1

applicable only to an earlier date; (ii) after giving effect to the transactions contemplated by this Agreement and except as set forth on Schedule 3.10, there exists no Default or Event of Default under this Agreement or any of the other Credit Documents (other than any Default or Event of Default under Section 7.01(f) arising solely as a result of the matters disclosed on Schedule 3.10);
(iii) Borrower has the power and is duly authorized to enter into, deliver and perform this Agreement; (iv) this Agreement and each of the other Credit Documents is the legal, valid and binding obligation of Holding and Borrower enforceable against it in accordance with its terms, except as such enforceability maybe limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or in law); (v) the execution, delivery and performance of this Agreement in accordance with its terms do not and will not, with the passage of time, the giving of notice of otherwise: (A) require any approval of any Governmental Authority or violate any applicable law relating to Holding and Borrower; (B) conflict with, result in a breach of or constitute a default under (1) the articles or certificate of incorporation or bylaws of Holding and Borrower, (2) any indenture, material agreement or other material instrument to which any of Holding or Borrower is a party or by which any of their respective properties may be bound, or (3) any approval of any Governmental Authority relating to any of Holding or Borrower; or (C) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Holding and Borrower other than Liens permitted hereunder.

          Each of Holding and Borrower hereby acknowledges and agrees that, as of the date hereof, no right of offset, defense, counterclaim, claim, causes of action or objection in favor of Holding, Borrower or any other Credit Party against the Lenders or the Administrative Agent or the Collateral Agent exists arising out of or with respect to (i) the Obligations, this Agreement or any of the other Credit Documents; (ii) any other documents evidencing, securing or in any way relating to the foregoing, or (iii) the administration or funding of the Loans, the Revolving Credit Commitment or the issuance of Letters of Credit.

          Each of Holding and Borrower hereby expressly waives, releases and relinquishes any and all defenses, setoffs, claims, counterclaims, causes of action or objections, if any, against the Lenders or the Administrative Agent or the Collateral Agent, whether known or unknown, both at law and in equity, only to the extent arising out of any matter, cause or event occurring on or prior to the date hereof.

          Each of Holding and Borrower for itself, each other Credit Party and their respective successors and assigns in interest and any person that may derivatively or otherwise assert a claim through or by any of the foregoing to the fullest extent permitted by applicable law (collectively, the "Releasors") waives and releases against Agents and each Lender and each of their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, related corporate divisions, participants and assigns (collectively, the "Releasees"), and covenants not to commence or pursue any litigation or action, claims, demands, causes of action, suits, debts, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, setoffs, recoupments, counterclaims, defenses, expenses, damages and/or judgments, whatsoever in law or in equity (whether matured, unmatured, contingent or non-contingent) that relate in any way, either directly or indirectly, to this Agreement, any Credit Documents, the transactions contemplated thereby or any action by Agents, Lenders or any other

                                                                    Exhibit 10.1

Releasee in any way related thereto, whether known or unknown, which each of the Releasors had, now has or may have. Each of the Releasors expressly understands that Section 1542 of the California Civil Code provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

          Each of the Releasors hereby agrees that the provisions of Section 1542 of the California Civil Code and all similar federal or state laws, rights, rules or legal principles of any other jurisdiction which may be applicable thereto, to the extent that they apply to the matters released hereby, are knowingly and voluntarily waived and relinquished by such Releasors, to the full extent that such rights and benefits pertaining to the matters released herein may be waived, and each of the Releasors hereby agrees and acknowledges that this waiver is an essential term of this Agreement, without Agents and Lenders would not have entered into this Agreement. Each of the Releasors represents and warrants that it has not purported to transfer, assign, pledge or otherwise convey any of its right, title or interest in any matter released hereby to any other person. In connection with the release in this Agreement, each of the Releasors acknowledges that it is aware it may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which such Credit Parties now knows or believes to be true, with respect to the matters released herein. Nevertheless, it is each of the Releasors' intent in executing this Agreement to fully, finally and forever release and settle such matters. In making this release, each of the Releasors has consulted with counsel concerning the effect thereof, including, without limitation, the effect of the waiver and Section 1542 of the California Civil Code.

          (b) Limited Waiver. Upon the satisfaction of the conditions set forth in Section 4.02, the undersigned Lenders hereby waive any Defaults or Events of Default arising from the matters described on Schedule 3.10 or from Borrower's failure (i) to make the principal payment on the Term Loans due on March 31, 2002, (ii) to comply with Sections 5.04(a), (b), (c), (d) and (e) of this Agreement with respect to the fiscal year ending on or about December 28, 2001 and/or the first fiscal quarter in 2002 and (iii) to be in compliance with the financial covenants through and including the date on which this Agreement becomes effective pursuant to Section 4.02 hereof (collectively, the "Existing Events of Default"). Without limiting the generality of the provisions of the covenants set forth in this Agreement, the waiver set forth herein shall be limited precisely as written and relates solely to the noncompliance by the Borrower with the provisions of the covenants set forth in this Agreement with respect to the Existing Events of Default in the manner and to the extent described in this paragraph, and nothing in this paragraph shall be deemed to
(a) constitute a waiver of compliance by Borrower with respect to (i) the covenants set forth in this Agreement in any other instance or (ii) any other term, provision or condition of this Agreement or any other instrument or agreement referred to therein or (b) prejudice any right or remedy that the Administrative Agent, the Collateral Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this waiver) or may have in the future under or in connection with the Agreement or any other instrument or agreement referred to therein.

                                                                    Exhibit 10.1

          (c) Lender Representations. Each Lender hereby acknowledges that other than the Existing Events of Default, such Lender does not have actual knowledge, as of the Effective Date, of any Default or Event of Default existing under this Agreement.

                                   ARTICLE V

                              Affirmative Covenants

          SECTION 5.01.  Existence; Businesses and Properties.

          (a) Holding and the Borrower shall, and the Borrower shall cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.04.

          (b) Holding and the Borrower shall, and the Borrower shall cause each Restricted Subsidiary to, do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply in all material respects with all applicable laws, rules, regulations (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to do so will not have a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

          SECTION 5.02. Insurance. The Borrower shall, and shall cause each Restricted Subsidiary to,

          (a) keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

          (b) cause all such policies to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Credit Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a

                                                                    Exhibit 10.1

coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies to the Collateral Agent; cause each such policy to provide that it shall not be cancelled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

         (c) if at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Collateral Agent or the Required Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (ii) a "Zone 1" area, obtain earthquake insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require.

         (d) with respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the "broad form CGL endorsement" and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than $10,000,000, naming the Collateral Agent as an additional insured, on forms satisfactory to the Collateral Agent.

         (e) notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section is taken out by the Borrower; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

         (f) in connection with the covenants set forth in this Section, it is understood and agreed that:

         (i) none of the Administrative Agent, the Lenders, the Issuing Bank, or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section, it being understood that (A) the Borrower and the other Credit Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Bank or their agents or employees. If, however, the insurance policies do not provide waiver of

                                                                    Exhibit 10.1

         subrogation rights against such parties, as required above, then the Borrower hereby agrees, to the extent permitted by law, to waive its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Bank and their agents and employees; and

             (ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent, the Collateral Agent or the Required Lenders under this Section shall in no event be deemed a representation, warranty or advice by the Administrative Agent, the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of the Borrower and the Subsidiaries or the protection of their properties and the Administrative Agent, the Collateral Agent and the Required Lenders shall have the right from time to time to require the Borrower and the other Credit Parties to keep other insurance in such form and amount as the Administrative Agent, the Collateral Agent or the Required Lenders may reasonably request, provided that such insurance shall be obtainable on commercially reasonable terms.

             SECTION 5.03. Payment of Taxes. Holding and the Borrower shall, and the Borrower shall cause each Restricted Subsidiary to, pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

             SECTION 5.04. Financial Statements, Reports, etc. The Borrower shall furnish to the Administrative Agent and each Lender:

             (a) within 90 days after the end of each fiscal year, its consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows showing the financial condition of Holding and the Borrower and its consolidated Restricted Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Restricted Subsidiaries during such year, all audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing and accompanied by (i) an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Holding and the Borrower and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (ii) any management letter issued by such accountants to the board of directors or finance committee of Holding or the Borrower; provided that Borrower's financial statements and other documents required by this Section 5.04(a) with respect to its fiscal year ended on or about December 28, 2001, shall be delivered within 45 days of the Effective Date and such financial statements shall be substantially the same as the draft financial statements approved by Administrative Agent on the Effective Date;

                                                                    Exhibit 10.1

     (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Restricted Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Restricted Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to the absence of footnotes and normal year-end audit adjustments; and the Intercompany Receivable balance as of the last day of such quarter and a calculation of the average daily Intercompany Receivable balance for such quarter; provided that Borrower's financial statements and other documents required by this Section 5.04(b) with respect to its first fiscal quarter in 2002 shall be delivered concurrently with its financial statements for its fiscal year ended on or about December 28, 2001;

     (c) (i) within 30 days after the end of each of month, its consolidated balance sheets and related statements of operations, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Restricted Subsidiaries as of the close of such month and the results of its operations and the operations of such Restricted Subsidiaries during such month and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to the absence of footnotes and normal year-end audit adjustments and a cash flow forecast, by week (the "Cash Flow Forecast"), for the 13 weeks immediately succeeding the calendar month in which such forecast is delivered, including all cash receipts and disbursements, for the Credit Parties on a consolidated basis, such forecast and any modifications or supplements thereto to be in form and substance reasonably satisfactory to Administrative Agent; and (ii) on the 15th day of each month commencing on June 15, 2002, a four/five-week cash flow report describing the cash flow results for the four/five-week fiscal period most recently ended and comparing those results to the Cash Flow Forecast for such four/five-week period, together with a reconciliation of actual cash receipts and disbursements for the immediately preceding four/five-week fiscal period against such forecast; and (iii) the Intercompany Receivable balance as of the last day of such month;

     (d)   concurrently with any delivery of financial statements under clause
(a), (b) or (c)(i), a certificate of the accounting firm or a Financial Officer opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Section 3.13(e) and Sections 6.08, 6.10 and 6.14 and, additionally, calculating Borrower's Debt/Adjusted EBITDA Ratio for the period then ended;

     (e)   concurrently with any delivery of financial statements under clause
(a) or (b), a Pricing Adjustment Certificate;

                                                                    Exhibit 10.1

     (f) not later than January 31 of each year, (i) copies of the Borrower's annual consolidated budget for the Borrower and its consolidated Restricted Subsidiaries for the current fiscal year, in the form presented by management to the Borrower's Board of Directors; and (ii) copies of the Borrower's consolidated financial projections for the Borrower and its consolidated Restricted Subsidiaries for the current fiscal year and the next 3 fiscal years prepared in a manner consistent with the financial projections delivered to the Syndication Agent in connection with the closing of this Agreement;

     (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

     (h) (i) within 30 days after the end of each fiscal month of Gibeck AB (other than the last month of a fiscal quarter) copies of the consolidated profit and loss statement of Gibeck AB and its consolidated Subsidiaries in the form in which such statement is required to be delivered any non-Affiliate lender to Gibeck AB, or if such statement is not required to be delivered to any such lender, as prepared for internal use by Gibeck AB in a manner consistent with prior practice; (ii) within 45 days after then end of each fiscal quarter of Gibeck AB (other than the last quarter of a fiscal year), copies of the consolidated profit and loss statement, balance sheet and statement of cash flows of Gibeck AB and its consolidated Subsidiaries, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of Gibeck AB and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to the absence of footnotes and normal year-end audit adjustments; and (iii) within 90 days after then end of each fiscal year of Gibeck AB, copies of the consolidated profit and loss statement, balance sheet and statement of cash flows of Gibeck AB and its consolidated Subsidiaries, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of Gibeck AB and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to the absence of footnotes and normal year-end audit adjustments; and

     (i) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holding, the Borrower or any Subsidiary, or compliance with the terms of any Credit Document, as the Administrative Agent or any Lender may reasonably request.

     SECTION 5.05. Litigation and Other Notices. The Borrower shall, promptly after a Responsible Officer becomes aware thereof, furnish to the Administrative Agent, the Issuing Bank and each Lender prompt written notice of the following:

     (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

     (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could

                                                                    Exhibit 10.1

reasonably be expected to result in a Material Adverse Effect; and (c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

     SECTION 5.06. Employee Benefits. Holding and the Borrower shall, and the Borrower shall cause each Restricted Subsidiary to, (a) comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 10 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $1,000,000 or requiring payments exceeding $500,000 in any year, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.

     SECTION 5.07. Maintaining Records; Access to Properties and Inspections.

     (a) The Borrower shall, and shall cause each Restricted Subsidiary to, keep proper books of record and account, in a manner consistent with requirements of law and with sound business practice so as to permit the preparation of financial statements in conformity with GAAP, and in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.

     (b) Each Credit Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of Holding, the Borrower or any Subsidiary at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of Holding, the Borrower or any Subsidiary with the officers thereof and independent accountants therefor; provided, however, that (i) so long as no Event of Default has occurred and is continuing, the Administrative Agent and the Lenders shall be limited to visits on four occasions per year, and the Administrative Agent shall use it best efforts to coordinate such visits, and (ii) the Administrative Agent shall give the Borrower reasonable notice of a proposed discussions with such independent accountants, and representatives of the Borrower may at the Borrower's option participate in such discussions.

     (c) Following an Event of Default resulting from a failure of the Borrower to comply with Section 6.08 or 6.10 hereof and upon the request of the Administrative Agent, each Credit Party will, and will cause its subsidiaries to, cooperate with an Independent Consultant hired on behalf of the Lenders to conduct such examinations and inquiries with respect to the business, operations and prospects of Borrower and its subsidiaries as may be requested by the Administrative Agent in its discretion, the results of such examinations and inquiries to be reported to the Lenders; provided that such Independent Consultant shall be selected by the Borrower from a list of three such Independent Consultants selected by the Administrative Agent and that all costs and expenses of such Independent Consultant shall be paid by the Borrower.

     SECTION 5.08. Use of Proceeds. The Borrower shall, and shall cause each Restricted Subsidiary to, use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in Section 3.13.

                                                                    Exhibit 10.1

     SECTION 5.09. Compliance with Environmental Laws. The Borrower shall, and shall cause each Restricted Subsidiary to, comply, and cause all lessees and other persons occupying its Environmental Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Environmental Properties; obtain and renew all material Environmental Permits necessary for its operations and Environmental Properties; and conduct any Remedial Action in accordance with Environmental Laws, except to the extent to do the same could not be reasonably be expected to have a Material Adverse Effect; provided, however, that none of Holding, the Borrower or any of the Subsidiaries shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

     SECTION 5.10. Preparation of Environmental Reports. The Borrower shall, and shall cause each Restricted Subsidiary to, if a Default caused by reason of a breach of Section 3.17 or 5.09 shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Borrower, an environmental site assessment report for the Environmental Properties which are the subject of such default prepared by an environmental consulting firm acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Environmental Properties.

     SECTION 5.11. Further Assurances. Holding and the Borrower shall, and the Borrower shall cause each Restricted Subsidiary to, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Credit Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. The Borrower will cause any subsequently acquired or organized Domestic Subsidiary to execute a Subsidiary Guarantee Agreement, Indemnity Subrogation and Contribution Agreement and each applicable Security Document in favor of the Collateral Agent. In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Borrower (including real and other properties acquired subsequent to the Closing Date)). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section. The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

                                                                    Exhibit 10.1

                  SECTION 5.12. Mortgaged Property Casualty and Condemnation.

                  (a) Notwithstanding any other provision of this Agreement or the Security Documents, the Collateral Agent is authorized, at its option (for the benefit of the Secured Parties), to collect and receive, to the extent payable to the Borrower or any other Credit Party, all insurance proceeds, damages, claims and rights of action under any insurance policies with respect to any casualty or other insured damage ("Casualty") to any portion of any Mortgaged Property (collectively, "Casualty Proceeds"), unless the amount of the related Casualty Proceeds is less than $1,000,000 and an Event of Default shall not have occurred and be continuing. The Borrower agrees to notify the Collateral Agent and the Administrative Agent, in writing, promptly after the Borrower obtains notice or knowledge of any Casualty to a Mortgaged Property, which notice shall set forth a description of such Casualty and the Borrower's good faith estimate of the amount of related damages. The Borrower agrees, subject to the foregoing limitations, to endorse and transfer or cause to be endorsed or transferred any Casualty Proceeds received by it or any other Credit Party to the Collateral Agent.

                  (b) The Borrower will notify the Collateral Agent and the Administrative Agent immediately upon obtaining knowledge of the institution of any action or proceeding for the taking of any Mortgaged Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner (a "Condemnation"). No settlement or compromise of any claim in connection with any such action or proceeding shall be made without the consent of the Collateral Agent, which consent shall not be unreasonably withheld. The Collateral Agent is authorized, at its option (for the benefit of the Secured Parties), to collect and receive all proceeds of any such Condemnation (in each case, the "Condemnation Proceeds"). The Borrower agrees to execute or cause to be executed such further assignments of any Condemnation Proceeds as the Collateral Agent may reasonably require.

                  (c) In the event of any Condemnation of the Mortgaged Property, or any part thereof and subject to the provisions of clause (e), the Collateral Agent shall apply the Condemnation Proceeds first, in the case of a partial Condemnation, to the repair or restoration of any integrated structure subject to such Condemnation or, in the case of a total or "substantially all" Condemnation, to the location of a replacement property, acquisition of such replacement property and construction of the replacement structures, and second, shall apply the remainder of such Condemnation Proceeds (less the reasonable costs, if any, incurred by the Collateral Agent in the recovery of such Condemnation Proceeds) to prepay obligations outstanding under this Agreement, with any remaining Condemnation Proceeds being returned to the Borrower.

                  (d) In the event of any Casualty of less than 50% of the useable square footage of the improvements of any Mortgaged Property, the Borrower shall, subject to the conditions contained in clause (e), restore the Mortgaged Property to substantially its same condition immediately prior to such Casualty. In the event of any Casualty of greater than 50% of the useable square footage of the improvements of any Mortgaged Property and so long as no Default or Event of Default has occurred and is continuing, the Borrower shall have the option to either:

                  (i) restore the Mortgaged Property to a condition substantially similar to its condition immediately prior to such Casualty and to invest the balance, if any, of any Casualty Proceeds in equipment or other assets used in the Borrower's principal lines of

                                                                    Exhibit 10.1

     business within 6 months after the receipt thereof, provided that the Borrower, pending such reinvestment, promptly deposits such excess Casualty Proceeds in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties, or

                  (ii) direct the Collateral Agent to apply the related Casualty Proceeds to prepay obligations outstanding under this Agreement, with any remaining Casualty Proceeds being returned to the Borrower.

Any excess Casualty Proceeds that are not reinvested in the Borrower's principal lines of business as contemplated above will be applied to prepay the Obligations.

                  If required to do so, the Borrower shall make the election contemplated by the immediately preceding clause by notifying the Collateral Agent and the Administrative Agent promptly after the later to occur of (A) five days after the Borrower and its insurance carrier reach a final determination of the amount of any Casualty Proceeds and (B) 30 days after the occurrence of the Casualty. If the Borrower shall be required or shall elect to restore the Mortgaged Property, the insufficiency of any Casualty Proceeds or Condemnation Proceeds to defray the entire expense of such restoration shall in no way relieve the Borrower of such obligation so to restore. In the event the Borrower shall be required to restore or shall notify the Collateral Agent and the Administrative Agent of its election to restore, the Borrower shall diligently and continuously prosecute the restoration of the Mortgaged Property to completion. In the event of a Casualty where the Borrower is required to make the election set forth above and the Borrower shall fail to notify the Collateral Agent and the Administrative Agent of its election within the period set forth above or shall elect not to restore the Mortgaged Property, the Collateral Agent shall (after being reimbursed for all reasonable costs of recovery of such Casualty Proceeds) apply such Casualty Proceeds to prepay obligations outstanding under this Agreement. In addition, upon such prepayment, the Borrower shall be obligated to place the remaining portion, if any, of the Mortgaged Property in a safe condition that is otherwise in compliance with the requirements of applicable Governmental Authorities and the provisions of this Agreement and the applicable Mortgage.

                  (e) Except as otherwise specifically provided in this Section, all Casualty Proceeds and all Condemnation Proceeds recovered by the Collateral Agent (A) are to be applied to the restoration of the applicable Mortgaged Property (less the reasonable cost, if any, to the Collateral Agent of such recovery and of paying out such proceeds, including reasonable attorneys' fees (including the allocated costs of in-house legal counsel), other charges and disbursements and costs allocable to inspecting the Work (as defined below)) and (B) shall be applied by the Collateral Agent to the payment of the cost of restoring or replacing the Mortgaged Property so damaged, destroyed or taken or of the portion or portions of the Mortgaged Property not so taken (the "Work") and (C) shall be paid out from time to time to the Borrower as and to the extent the Work (or the location and acquisition of any replacement of any Mortgaged Property) progresses for the payment thereof, but subject to each of the following conditions:

                  (i) the Borrower must promptly commence the restoration process or the location, acquisition and replacement process (in the case of a total or "substantially all" Condemnation) in connection with the Mortgaged Property;

                                                                    Exhibit 10.1

                  (ii) the Work shall be in the charge of an architect or engineer and before the Borrower commences any Work, other than temporary work to protect property or prevent interference with business, the Collateral Agent shall have received the plans and specifications and the general contract for the Work from the Borrower. The plans and specifications shall provide for such Work that, upon completion thereof, the improvements shall (A) be in compliance with all requirements of applicable Governmental Authorities such that all representations and warranties of the Borrower relating to the compliance of such Mortgaged Property with applicable laws, rules or regulations in this Agreement or the Security Documents will be correct in all respects and (B) be at least equal in value and general utility to the improvements that were on such Mortgaged Property (or that were on the Mortgaged Property that has been replaced, if applicable) prior to the Casualty or Taking, and in the case of a Taking, subject to the effect of such Taking;

                  (iii) except as provided in clause (iv), each request for payment shall be made on seven days' prior notice to the Collateral Agent and shall be accompanied by a certificate to be made by such architect or engineer, stating (A) that all the Work completed has been done in substantial compliance with the plans and specifications, (B) that the sum requested is justly required to reimburse the Borrower for payments by the Borrower to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of such services and materials) and that, when added to all sums previously paid out by the Collateral Agent, does not exceed the value of the Work done to the date of such certificate;

                  (iv) each request for payment in connection with the acquisition of a replacement Mortgaged Property (in the case of a total or "substantially all" Condemnation) shall be made on 30 days' prior notice to the Collateral Agent and, in connection therewith, (A) each such request shall be accompanied by a copy of the sales contract or other document governing the acquisition of the replacement property by the Borrower and a certificate of the Borrower stating that the sum requested represents the sales price under such contract or document and the related reasonable transaction fees and expenses (including brokerage fees) and setting forth in sufficient detail the various components of such requested sum and (B) the Borrower shall (I) in addition to any other items required to be delivered under this Section), provide the Administrative Agent and the Collateral Agent with such opinions, documents, certificates, title insurance policies, surveys and other insurance policies as they may reasonably request and (II) take such other actions as the Administrative Agent and the Collateral Agent may reasonably deem necessary or appropriate (including actions with respect to the delivery to the Collateral Agent of a first priority Mortgage with respect to such real property for the ratable benefit of the Secured Parties);

                  (v) each request shall be accompanied by waivers of lien satisfactory to the Collateral Agent covering that part of the Work for which payment or reimbursement is being requested and, if required by the Collateral Agent, by a search prepared by a title company or licensed abstractor or by other evidence satisfactory to the Collateral Agent, that there has not been filed with respect to such Mortgaged Property any mechanics' or

                                                                    Exhibit 10.1

     other lien or instrument for the retention of title in respect of any part of the Work not discharged of record or bonded to the reasonable satisfaction of the Collateral Agent;

                  (vi) there shall be no Default or Event of Default that has occurred and is continuing;

                  (vii) the request for any payment after the Work has been completed shall be accompanied by a copy of any certificate or certificates required by law to render occupancy of the improvements being rebuilt, repaired or restored legal; and

                  (viii) after commencing the Work, the Borrower shall continue to perform the Work diligently and in good faith to completion in accordance with the approved plans and specifications.

Upon completion of the Work and payment in full therefor, the Collateral Agent will disburse to the Borrower the amount of any Casualty Proceeds or Condemnation Proceeds then or thereafter in the hands of the Collateral Agent on account of the Casualty or Taking that necessitated such Work to be applied (x) to prepay obligations outstanding under this Agreement, with any excess being returned to the Borrower, or (y) to be reinvested in the Borrower's principal lines of business within 180 days after the receipt thereof, provided that the Borrower, pending such reinvestment, promptly deposits such amounts in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties.

                  (f) Notwithstanding any other provisions of this Section, if the Borrower shall have elected to replace a Mortgaged Property in connection with a total or "substantially all" Condemnation as contemplated in clause (c), all Condemnation Proceeds held by the Collateral Agent in connection therewith shall be applied to prepay obligations outstanding under this Agreement if (i) the Borrower notifies the Collateral Agent and the Administrative Agent that it does not intend to replace the related Mortgaged Property, (ii) a Responsible Officer of the Borrower shall not have notified the Administrative Agent and the Collateral Agent in writing that the Borrower has acquired or has entered into a binding contract to acquire land upon which it will construct the replacement property within six months after the related Condemnation or (iii) the Borrower shall have not notified the Administrative Agent and the Collateral Agent in writing that it has begun construction of the replacement structures within one year after the related Condemnation.

                  (g) Nothing in this Section shall prevent the Collateral Agent from applying at any time all or any part of the Casualty Proceeds or Condemnation Proceeds to (i) the curing of any Event of Default under this Agreement or (ii) the payment of any of the Obligations after the occurrence and during the continuance of an Event of Default.

                  SECTION 5.13. Sale of Excess Real Estate. Borrower shall use commercially reasonable efforts to sell the property identified as "Excess Real Estate" on Schedule 3.20(a) (the "Excess Real Estate") for a sales price in cash equivalent to its Fair Market Value by no later than June 30, 2003. Borrower shall notify the Administrative Agent as soon as practicable of any pending sale date, the expected sales price therefor and the proposed purchaser. Upon the consummation of any such sale of Excess Real Estate, Collateral Agent shall release the Lien on behalf of Lenders on such Excess Real Estate.

                                                                    Exhibit 10.1

                  SECTION 5.14. Certain Collateral Matters.

                  (a) Borrower will use its commercially reasonable efforts to obtain such lessor consents as may be required to encumber in favor of Collateral Agent for the benefit of Lenders the leases located at the properties identified as being requested to be subject to a leasehold mortgage on Schedule 1.01(b); provided, however other than the payment of reasonable counsel fees and other out-of-pocket expenses, Borrower shall not be required to make payment to a lessor in order to obtain such consent.

                  (b) Other than any domestic Immaterial Subsidiary so designated and identified on Schedule 3.08, Holding, Borrower and each domestic Restricted Subsidiary of Borrower have executed the Security Agreement, the Guaranty, the Pledge Agreement and such other Security Documents as may be reasonably requested by Collateral Agent.

                  (c) If requested by Collateral Agent, as soon as practicable after the Effective Date Borrower will take all such actions as may reasonably be requested by Collateral Agent and as do not create materially adverse tax consequences for the Borrower to assure the Collateral Agent that it has a duly perfected security interest under the laws of Mexico in all of the property and assets of Borrower and its Subsidiaries which are located in Mexico (including a pledge of the ownership interests in such Subsidiaries), including without limitation the execution of a Guarantee and other Security Documents by Borrower and/or the Subsidiaries of Borrower operating in Mexico.

                  (d) Borrower will cause Freeman Spogli or its Affiliates to pledge pursuant to the Nonrecourse Pledge Agreement, all other evidences of senior indebtedness of HRC Holding or Borrower or any of its Restricted Subsidiaries to Freeman Spogli, any Affiliate of Freeman Spogli or any shareholder of Borrower or Holding and outstanding on the Effective Date, and all other investments of Freeman Spogli, any Affiliate of Freeman Spogli or any shareholder of Borrower or Holding made after the Effective Date in Borrower or its Restricted Subsidiaries or in HRC Holding and required to be so pledged pursuant to Section 6.01(k).

                  (e) In the event that the stock of Hudson Euro Co S.a.r.l or any of its Subsidiaries (the "European Companies Shares") is not required to be pledged to support any bona fide third party Indebtedness extended to such companies and no material adverse tax consequences to Borrower would occur as a result thereof, Borrower shall cause the European Companies Shares to be pledged to Collateral Agent for the benefit of Lenders or to the extent not available to Collateral Agent as a result of material adverse tax consequences, Borrower will not permit such European Companies Shares to be otherwise pledged or encumbered except as may be required to support any bona fide third party Indebtedness to such Unrestricted Subsidiaries.

                                   ARTICLE VI

                               Negative Covenants

                  SECTION 6.01. Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, incur, create, assume or permit to exist any Indebtedness, except:

                                                                    Exhibit 10.1

                  (a) Indebtedness for borrowed money existing on the Closing Date and set forth in Schedule 6.01(a); provided, however, that such Indebtedness shall be repaid concurrently with the incurrence of the Borrowing of the Initial Credit Event hereunder ("Indebtedness to be Paid");

                  (b) Indebtedness represented by the Notes and by the other Credit Documents;

                  (c) Indebtedness under the Senior Subordinated Notes (as the same may be amended from time to time, without increasing the committed amount thereunder, except as otherwise permitted by this Section) and any Refinancing Indebtedness of the Borrower with respect thereto in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause and then outstanding, shall not exceed the sum of the then outstanding Indebtedness under the Senior Subordinated Notes; provided that such Refinancing Indebtedness is subordinated to the Obligations on terms and conditions that are no less favorable than the subordination provisions with respect to the Senior Subordinated Notes;

                  (d) Indebtedness (i) of the Borrower to any wholly owned Restricted Subsidiary or to any Guarantor and (ii) of any Restricted Subsidiary to the Borrower or any wholly owned Restricted Subsidiary;

                  (e) Indebtedness represented by the Guarantees of Indebtedness Incurred pursuant to clause (c) (provided, that any Guarantee with respect to the Senior Subordinated Notes will be subordinated to the same extent as the Senior Subordinated Notes) or clause (d);

                  (f) Indebtedness relating to Capital Lease Obligations, Sale/Leaseback Transactions and Permitted Purchase Money Liens; provided, that

                  (i) with respect to Capital Lease Obligations, Indebtedness relating to Purchase Money Liens and Unrestricted Sale/Leaseback Transactions, either (A) the Incurrence of such Indebtedness relating to Capital Expenditures, Unrestricted Sale/Leaseback Transactions and Permitted Purchase Money Liens would be permitted pursuant to Section 6.08 in the fiscal year in which it is Incurred, or (B) the aggregate principal amount of such Indebtedness does not exceed $10,000,000 at any one time; and

                  (ii) with respect to Restricted Sale/Leaseback Transactions, if the Net Cash Proceeds thereof are applied in accordance with Section 2.13(b).

                  (g) Indebtedness under Hedging Obligations; provided, however, that such Hedging Obligations are entered into for bona fide hedging purposes of the Borrower or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Borrower) and correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Borrower or its Restricted Subsidiaries Incurred without violation of this Agreement or to business transactions of the Borrower or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business;

                  (h) Indebtedness represented by Guarantees constituting Investments permitted by Section 6.03(c)(iii) and disclosed on Schedule 6.03(c);

                                                                    Exhibit 10.1

      (i) The FS Convertible Senior Subordinated Debt and the Senior Notes outstanding on the Effective Date and any additional Senior Notes issued pursuant to Section 2.11(d);

      (j) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (a) through (g) and clause (i)) does not exceed $5,000,000 at any one time outstanding;

provided that notwithstanding anything in this Agreement to the contrary, the sum of the aggregate outstanding principal amount of all Indebtedness permitted under clauses (i) and (j) of this Section 6.01 (excluding the Senior Notes permitted pursuant to clause (i)) shall not exceed $15,000,000; and

      (k) to the extent such Indebtedness is permitted under the terms of the Indenture governing the Senior Subordinated Notes, direct or indirect Indebtedness of Borrower or HRC Holding incurred after the Effective Date to Freeman Spogli, any Affiliate of Freeman Spogli or any shareholder of Borrower or Holding (collectively, the "Affiliate Indebtedness") provided that (i) the first $5,000,000 in aggregate principal amount of such Affiliate Indebtedness constitutes Indebtedness not subordinated to any other Indebtedness of Borrower or HRC Holding, as the case may be, pledged to Collateral Agent under the Nonrecourse Pledge Agreement and (ii) at the time of such incurrence, the principal amount of the Affiliate Indebtedness incurred by Borrower under this clause (k) does not exceed $5,000,000 less the amount of Affiliate Indebtedness previously incurred by HRC Holding after the Effective Date.

      SECTION 6.02. Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

      (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the Closing Date and set forth in Schedule 6.02(a); provided that such Liens shall secure only those obligations which they secure on the Closing Date;

      (b)  any Lien created under the Credit Documents;

      (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, and (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary;

      (d) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

      (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

                                                                    Exhibit 10.1

      (f) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

      (g) Liens and deposits to secure the performance of bids, contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety, indemnity and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

      (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

      (i)  Liens relating to Indebtedness described in Section 6.01(f);

      (j) any interest or title of a lessor or any Lien encumbering such lessor's interest with respect to any lease to the Borrower or any Subsidiary; and

      (k)  judgment Liens that do not otherwise constitute an Event of Default.

      SECTION 6.03. Investments, Loans and Advances. The Borrower will not, and will not permit any Restricted Subsidiary to, make or permit to exist any Investment in any other person, except:

      (a) Investments by the Borrower existing on the Closing Date in the capital stock of the Subsidiaries;

      (b)  Permitted Investments;

      (c)  (i)   Investments in Unrestricted Subsidiaries (other than US Holdco,
      Euro Holdco and Swedish Acquisitionco and their Subsidiaries) not to exceed $20,000 in the aggregate at any one time;

           (ii) so long as US Holdco, Euro Holdco and Swedish Acquisitionco are Unrestricted Subsidiaries, the Investment by the Borrower in US Holdco, Euro Holdco or Swedish Acquisitionco and their Subsidiaries to be made as part of the Gibeck AB Acquisition as described in Item 7 of Annex 4; and

           (iii) so long as US Holdco, Euro Holdco and Swedish Acquisitionco and their Subsidiaries are Unrestricted Subsidiaries, additional Investments by the Borrower in US Holdco, Euro Holdco or Swedish Acquisitionco or any of their Subsidiaries not to exceed in the aggregate the proceeds of any Designated Capital Investments or other Investments received by the Borrower from Holding and disclosed in Schedule 6.03(c) and any other Designated Capital Investment approved in writing by Administrative Agent; and

      (d)  Investments in Restricted Subsidiaries;

                                                                    Exhibit 10.1

      (e)  Investments made in connection with Permitted Investments;

      (f)  Investments which would be permitted as Indebtedness pursuant to
Section 6.01;

      (g) loans and advances to employees of the Borrower and any Restricted Subsidiary made in the ordinary course of business consistent with past practices of the Borrower or such Restricted Subsidiary; provided that the aggregate principal amount of such loans, advances and Employee Notes payable shall not exceed $1,000,000 at any one time outstanding;

      (h) loans and advances to, or Employee Notes received from, employees of Holding, the Borrower or any of their Subsidiaries made or received in connection with the substantially concurrent purchase of common stock of Holding or the Borrower by such employees; provided that the aggregate principal amount of such loans, advances and Employee Notes payable shall not exceed $1,000,000 at any one time outstanding; and

      (i) other Investments in an aggregate amount not in excess of $500,000 at any one time outstanding.

      SECTION 6.04.  Mergers, Consolidations, Sales of Assets and Acquisitions.

      (a) The Borrower will not merge, consolidate or amalgamate with or into any other person (other than a merger of a wholly owned Subsidiary into the Borrower) unless: (i) the Borrower shall be the surviving person (the "Surviving Person") or the Surviving Person (if other than the Borrower) formed by such merger, consolidation or amalgamation shall be a corporation organized and existing under the laws of the State of Delaware, (ii) the Surviving Person (if other than the Borrower) shall expressly assume, by an agreement satisfactory in form and substance to the Agents, executed and delivered to the Agents by the Surviving Person, the due and punctual performance of all of the obligations and agreements of the Borrower under this Agreement, (iii) immediately after giving effect to such merger, consolidation or amalgamation, no Default or Event of Default shall have occurred, and (iv) the Borrower shall have carried out any acts necessary to ensure that any security interest purported to be created by any Security Document shall continue to be a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the applicable Collateral.

      (b) The Borrower will not permit any Restricted Subsidiary to merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, except that if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) any wholly owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation and (ii) any wholly owned Subsidiary may merge into or consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than the Borrower or a wholly owned Subsidiary receives any consideration.

      (c) The Borrower will not, and will not permit any Restricted Subsidiary to, purchase, lease, or otherwise acquire (in one transaction or a series of transactions) any Assets or capital stock (or other equity interests) of any person other than as permitted pursuant to Section 6.03 (provided that Investments pursuant to section 6.03(d) shall be limited to Restricted

                                                                    Exhibit 10.1

Subsidiaries existing as of the Fifth Amendment Effective Date), Section 6.08 and, with the consent of Required Lenders, Permitted Acquisitions.

      (d) The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Asset Disposition or Sale/Leaseback Transaction, except for
(i) Unrestricted Asset Dispositions, (ii) Unrestricted Sale/Leaseback Transactions permitted by Section 6.01(f), (iii) Restricted Asset Dispositions, the Net Cash Proceeds of which are applied in accordance with Section 2.13(b) and any non-cash proceeds of which are pledged pursuant to the Pledge Agreement or the Security Agreement to Collateral Agent for the benefit of Lenders, and
(iv) Restricted Sale/Leaseback Transactions which are permitted by Section 6.01(f) and the Net Cash Proceeds of which are applied in accordance with
Section 2.13(b) and any non-cash proceeds of which are pledged pursuant to the Pledge Agreement or the Security Agreement to Collateral Agent for the benefit of Lenders; provided that any Restricted Asset Disposition or Restricted Sale/Leaseback Transaction be made for a consideration equal to the Fair Market Value of the asset so transferred, that the proceeds thereof shall be at least 80% cash and that the aggregate amount of all such Restricted Asset Dispositions and Restricted Sale/Leaseback Transactions, excluding the sale of the Excess Real Estate, not exceed $5,000,000 in any fiscal year.

      SECTION 6.05. Dividends and Distributions; Restrictions on Ability of Subsidiaries to Pay Dividends. Neither Holding nor the Borrower shall, and the Borrower shall not permit any Restricted Subsidiary to,

      (a) Directly or indirectly, declare or pay any dividend or make any distribution (whether in cash, securities or other Property) on or with respect to the Capital Stock of the Borrower or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Borrower or any Restricted Subsidiary) except for any dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except any dividend or distribution which is made to the Borrower or a wholly owned Restricted Subsidiary (provided that such Restricted Subsidiary is a Wholly Owned Subsidiary), or any dividend or distribution payable solely in shares of Capital Stock (other than Redeemable Stock) of the Borrower, purchase, repurchase, redeem, retire or otherwise acquire for value any Capital Stock of the Borrower or any Affiliate of the Borrower held by persons other than the Borrower or a Restricted Subsidiary or any Securities exchangeable for or convertible into any such Capital Stock (other than for or into Capital Stock of the Borrower that is not Disqualified Stock), purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition, or the refinancing of any Subordinated Obligations with Refinancing Indebtedness other than as permitted pursuant to
Section 6.01(c)), or make any Investment (other than pursuant to Section 6.03) in any person or to pay cash interest on the FS Convertible Senior Subordinated Debt (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement, Investment or payment being herein referred to as a "Restricted Payment"); provided, however, that

      (i) the purchase, repurchase, redeem, legally defease, acquire or retire for value, or pay dividends or make loans to Holding to enable Holding substantially concurrently therewith to purchase, repurchase, redeem, legally defease, acquire or retire

                                                                    Exhibit 10.1

for value, shares of, or options to purchase shares of, Capital Stock of the Borrower or Holding from employees or former employees of the Borrower, Holding or any of their Subsidiaries (or their estates or beneficiaries thereof) upon death, disability, retirement or termination pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the board of directors of the Borrower or Holding, as the case may be, under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; provided, that (i) the aggregate amount of such purchases, repurchases, redemptions, defeasances, acquisitions or retirements shall not exceed $1,000,000 in any fiscal year or $3,000,000 in the aggregate after the Closing Date, except that (x) such amounts shall be increased by the aggregate net amount of cash received by the Borrower after the Closing Date from the sale of such Capital Stock to, or the exercise of options to purchase such shares by, employees of the Borrower, Holding or any of their Subsidiaries, and (y) the Borrower may forgive or return Employee Notes without regard to the limitations set forth in clause (d)(i) and such forgiveness or return shall not be treated as a Restricted Payment for purpose of determining compliance with clause (d)(i) and such purchases, repurchases, defeasances, acquisitions or retirements (but not forgiveness or returns of Employee Notes) shall be included in the calculation of the amount of Restricted Payments;

      (ii) beginning not earlier than the fifth anniversary of the Closing Date and provided that no Default or Event of Default then exists or would occur as a result of such payment, Holding may pay cash dividends on Holding's Exchangeable Preferred Stock, but only in accordance with the terms of Holding's Exchangeable Preferred Stock in amounts not greater than 11 1/2% per annum of the original aggregate liquidation preference of such Exchangeable Preferred Stock plus accreted PIK liquidation preference and provided that the funds used to make such cash dividend payments are not directly or indirectly provided by Borrower or any Subsidiary thereof;

      (iii) the Borrower may redeem the Borrower's Exchangeable Preferred Stock (including accreted PIK liquidation preference) with Net Cash Proceeds of an Equity Issuance pursuant to Section 2.13(c)(i) in accordance with its terms; provided, however, that Holdings shall concurrently apply the proceeds of such redemption to redeem a like amount of Holding's Exchangeable Preferred Stock;

      (iv) the Borrower and/or Holding may make Contingent Acquisition-Related Payments;

      (v) the Borrower may pay dividends on the Borrower's Exchangeable Preferred Stock in cash, but only (A) to the extent that such cash is to be used by Holding to pay in cash dividends on Holding's Exchangeable Preferred Stock that, if paid in kind, would otherwise have required the issuance of a fractional share of Holding's Exchangeable Preferred Stock, and (B) up to an aggregate amount of $25,000 in any fiscal year of the Borrower;

      (vi) Holding may pay dividends on Holding's Exchangeable Preferred Stock in cash, but only (A) to the extent that such dividend, if paid in kind, would otherwise have required the issuance of a fractional share of Holding's Exchangeable Preferred Stock, and (B) up to an aggregate amount of $25,000 in any fiscal year of Holding; and

                                                                    Exhibit 10.1

          (vii) To the extent that the tender offer referred to in Item 6 of Annex 4 is not consummated, and provided that no Default or Event of Default has occurred and is continuing,

                 (A) to the extent that the Borrower has received as a return of capital or dividend any portion of the Investment by the Borrower in US Holdco, Euro Holdco or Swedish Acquisitionco described in Item 7 of Annex 4 (or the Borrower does not make the Investment described in Item 7 of Annex 4), the Borrower may pay as a return of capital or dividend such amount (less the amount of any costs and expenses incurred by the Borrower in connection with the transactions described in Annex 4) to Holding; and

                 (B) to the extent that Holding has received a return of capital or dividend pursuant to clause (A), Holding may pay such amount as a dividend or return of capital to Freeman Spogli;

          (b) Permit its subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any such subsidiary to (i) pay any dividends or make any other distributions on its capital stock or any other interest or (ii) make or repay any loans or advances to the Borrower or Holding of such subsidiary, or

          (c) Make any interest payment, or permit its subsidiaries to make any interest payment on any Subordinated Obligations with the proceeds, in whole or in part, of Loans if at any time during the five Business Day period preceding the borrowing of such Loans, the outstanding aggregate Revolving Credit Exposure used by the Borrower for any purpose other than Permitted Acquisitions exceeds $8,000,000, unless the Administrative Agent has consented in writing to such payment.

          SECTION 6.06. Transactions with Affiliates. Neither Holding nor the Borrower shall, and the Borrower shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Borrower, other than the payment of Transaction Costs approved by the Syndication Agent prior to the Closing Date (an "Affiliate Transaction"), unless the terms of such Affiliate Transaction are (i) set forth in writing, (ii) in the interests of the Borrower or such Restricted Subsidiary as the case may be, and (iii) no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's length transaction with a person that is not an Affiliate of the Borrower; provided that upon the occurrence and during the continuance of a Default or an Event of Default, no fees shall be payable to Freeman Spogli or any of its Affiliates. Notwithstanding the foregoing limitations, the Borrower or any Restricted Subsidiary may enter into or permit to exist the following:

          (a)    any transaction permitted pursuant to Section 6.03, Section
6.05 or Section 6.13;

          (b)    the issuance of Capital Stock for cash;

                                                                    Exhibit 10.1

          (c) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Borrower or any of the Restricted Subsidiaries, so long as the board of directors of the Borrower in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

          (d)  the payment of the Transaction Costs; or

          (e) the Investment by the Borrower in US Holdco, Euro Holdco and Swedish Acquisitionco in connection with the Gibeck AB Acquisition and Investments by the Borrower in US Holdco, Euro Holdco and Swedish Acquisitionco permitted by Section 6.03(c)(iii).

          SECTION 6.07. Business of Holding, Borrower and Subsidiaries. The Borrower will not, and will not permit any Restricted Subsidiary to, engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably related or complementary thereto. Notwithstanding anything to the contrary in this Agreement, Holding shall not engage in any business, or have any assets, operations, obligations, liabilities or employees, except as specifically contemplated in the Credit Documents and the Recapitalization Agreements.

          SECTION 6.08. Capital Expenditures. The Borrower will not, and will not permit any Restricted Subsidiary to, or make Capital Expenditures if the aggregate amount thereof would exceed $8,000,000 in any fiscal year; provided, that the unused portion of such $8,000,000 (not to exceed $4,000,000) may be carried forward to be used in the following fiscal year.

          SECTION 6.09.  Debt/Adjusted EBITDA Ratio. Reserved.

          SECTION 6.10. Minimum EBITDA. The Borrower's EBITDA for the three consecutive fiscal quarter period ending on or about September 30, 2002, shall not be less than $13,000,000 and for each four consecutive fiscal quarter period ending nearest to the following dates shall not be less than the following amounts:

          ----------------------------------------------------------------------
                 Fiscal                 Minimum EBITDA
                 Quarter
                 Ending
                 Nearest to
                             ---------------------------------------------------
                                      2002               2003             2004
          ----------------------------------------------------------------------
               March 31                              $21,000,000     $25,000,000
          ----------------------------------------------------------------------
               June 30                               $22,000,000     $25,000,000
          ----------------------------------------------------------------------
               September 30                          $23,000,000
          ----------------------------------------------------------------------
               December 31         $20,000,000       $24,000,000
          ----------------------------------------------------------------------

                                                                    Exhibit 10.1

          SECTION 6.11.  Interest Coverage Ratio. Reserved.

          SECTION 6.12.  Fixed Charge Coverage Ratio. Reserved

          SECTION 6.13. Modification of Certain Agreements. Neither Holding, the Borrower nor any Restricted Subsidiary shall (i) consent to any amendment, supplement or other modification of any of the terms or provisions contained in the Senior Subordinated Notes, the Exchangeable Preferred Stock, the Senior Notes, the HRC Holding Senior Notes, or any document or instrument evidencing or applicable to any Subordinated Obligation, other than any amendment, supplement or other modification which extends the date or reduces the amount of any required repayment or redemption and other than any amendment, supplement or other modification to the Senior Notes which: (a) is consummated without any condition precedent or subsequent remaining unsatisfied or unwaived prior to the six-month anniversary of the Effective Date in connection with a restructuring or exchange of Borrower's Senior Subordinated Notes which reduces Borrower's overall Indebtedness or interest costs, (b) converts the Senior Notes to Capital Stock (other than Disqualified Stock), which Capital Stock remains pledged to Collateral Agent pursuant to the Nonrecourse Pledge Agreement and (c) occurs at a time when no Default or Event of Default has occurred and is continuing or would arise as a result of such transactions under the Credit Documents; or (ii) make any optional payment, prepayment, purchase, redemption or other payment or distribution on or with respect to Senior Notes which have been pledged to Collateral Agent (the "Pledged Senior Notes") other than any payment required to be made under the terms of such Pledged Senior Notes as in effect on the Effective Date and paid to the Collateral Agent pursuant to the terms of the Nonrecourse Pledge Agreement or cancel, terminate or forgive any Indebtedness owing on or with respect to such Pledged Senior Notes (other than the conversion or exchange of such Pledged Senior Notes to or for pledged Capital Stock in compliance with the foregoing clauses (a)-(c)).

          SECTION 6.14. Additional Provisions Concerning Unrestricted Subsidiaries.

          (a) The daily average Intercompany Receivable during any quarter may not exceed $3,500,000 and the daily outstanding balance of the Intercompany Receivable may not exceed $5,000,000.

          (b) Borrower will not permit any of its Unrestricted Subsidiaries to make any payment, prepayment, purchase, redemption or other payment or distribution on or with respect to any Indebtedness owed to Freeman Spogli, any Affiliate of Freeman Spogli or any shareholder of Borrower or Holding, other than any payment on or with respect to the HRC Holding Senior Notes which have been pledged to Collateral Agent (the "Pledged HRC Holding Senior Notes") which payment is required to be made under the terms of such Pledged HRC Holding Senior Notes as in effect on the Effective Date and paid to the Collateral Agent pursuant to the terms of the Nonrecourse Pledge Agreement or cancel, terminate or forgive any Indebtedness owing on or with respect to such Pledged HRC Holding Senior Notes; and Borrower will not permit any of its Unrestricted Subsidiaries to sell, transfer, assign, lease or dispose of any asset or property to or for the benefit of Freeman Spogli, any Affiliate of Freeman Spogli or any shareholder of Borrower or Holding other than in a transaction which is (i) in writing, (ii) in the interests of such Unrestricted Subsidiary, (iii) no less favorable to such Unrestricted Subsidiary than those that could be obtained in a comparable arm's length transaction with a person that is not an Affiliate of such Unrestricted Subsidiary, and (iv) for a consideration which is not less than 80% cash. Borrower will require

                                                                    Exhibit 10.1

HRC Holding to cause each such payee to pledge to Collateral Agent under the Nonrecourse Pledge Agreement any Indebtedness of HRC Holding which is not subordinated to any other Indebtedness of HRC Holding and which is owed to Freeman Spogli, any Affiliate of Freeman Spogli or any shareholder of Borrower or Holding unless such Indebtedness is unsecured and no scheduled payment is required with respect to such Indebtedness prior to the later to occur of the Loan Maturity Date or the Revolving Credit Maturity Date.

          SECTION 6.15. Bank Accounts. Neither Holding, the Borrower nor any Restricted Subsidiary shall open or maintain any new bank account at any financial institution that is not a Lender. Within 30 days of the Effective Date or such longer period of time as is approved by Administrative Agent, Borrower, the Administrative Agent and each of First Midwest Bank and Union Bank shall enter into a control account agreement providing that upon the occurrence of an Event of Default and notice by the Administrative Agent, all collected amounts in such account will be transferred to Administrative Agent for repayment of the Revolving Loans but without any related commitment reduction.

                                  ARTICLE VII

                              Defaults and Remedies

          SECTION 7.01. Events of Default. In case of the happening of any of the following events ("Events of Default"):

          (a) any representation or warranty made or deemed made in or in connection with any Credit Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Credit Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

          (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement (after demand for such reimbursement) or any other amount (other than an amount referred to in clause (b)) due under any Credit Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

          (d) default shall be made in the due observance or performance by Holding, the Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05 or 5.07(b) or in Article VI;

          (e) default shall be made in the due observance or performance by Holding, the Borrower or any Restricted Subsidiary or any party to the Nonrecourse Pledge Agreement (other than Collateral Agent) of any covenant, condition or agreement contained in any Credit Document

                                                                    Exhibit 10.1

(other than those specified in clause (b), (c) or (d) ) and such default shall continue unremedied for a period of 15 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

          (f) Holding, the Borrower or any Restricted Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $2,500,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holding, the Borrower or any Material Subsidiary, or of a substantial part of the property or assets of Holding, the Borrower or a Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holding, the Borrower or any Material Subsidiary or for a substantial part of the property or assets of Holding, the Borrower or a Material Subsidiary, (iii) the winding-up or liquidation of Holding, the Borrower or any Material Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered, or (iv) any similar relief is granted under any foreign laws;

          (h) Holding, the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holding, the Borrower or any Material Subsidiary or for a substantial part of the property or assets of Holding, the Borrower or any Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

          (i) one or more judgments for the payment of money in an aggregate amount in excess of $2,500,000 shall be rendered against Holding, the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken (and not stayed) by a judgment creditor to levy upon assets or properties of Holding, the Borrower or any Subsidiary to enforce any such judgment;

          (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to

                                                                    Exhibit 10.1

result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $1,000,000 or requires payments exceeding $500,000 in any year;

          (k) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Credit Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in securities, assets or properties with a Fair Market Value of $500,000 or more and purported to be covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement and except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy;

          (l) any Credit Document shall cease, for any reason, to be in full force and effect or any Credit Party or any of its Subsidiaries shall so assert in writing;

          (m)  there shall have occurred a Change in Control;

          (n) the audited financial statements for the fiscal year ending on or about December 31, 2000 delivered pursuant to Section 5.04(a) are materially adversely different than the draft of such financial statements delivered by the Borrower to the Lenders on May 25, 2001 or are not accompanied by an opinion of the Borrower's accountants complying with Section 5.04(a)(i) of the Credit Agreement and a certificate of an officer complying with Section 5.04(d) of the Credit Agreement; or

          (o) the financial statements for the fiscal quarter ending on or about March 31, 2001 delivered pursuant to Section 5.04(b) are materially adversely different than the draft of such financial statements delivered by the Borrower to the Lenders on June 18, 2001;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Lenders having Loans (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments and Term Loan Commitments representing at least a majority of the sum of all Loans outstanding (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments and Term Loan Commitments at such time shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Credit Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Credit Document to the contrary notwithstanding; and in any event with respect to the Borrower described in clause (g) or (h), the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Credit Document, shall

                                                                    Exhibit 10.1

automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Credit Document to the contrary notwithstanding.

                                  ARTICLE VIII

                                   The Agents

          SECTION 8.01. Appointment of Administrative and Collateral Agent. In order to expedite the transactions contemplated by this Agreement, Deutsche Bank Trust Company Americas is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Issuing Bank , and Salomon Brothers Inc is hereby appointed to act as Syndication Agent on behalf of the Lenders and the Issuing Bank (for purposes of this Article VIII, the Administrative Agent, the Collateral Agent and the Syndication Agent are referred to collectively as the "Agents"). Each of the Lenders and each subsequent holder of any Note by its acceptance thereof, hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or holder or the Issuing Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Credit Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower or any other Credit Party pursuant to this Agreement or the other Credit Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

          SECTION 8.02. Limitations on Liabilities. Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Credit Party of any of the terms, conditions, covenants or agreements contained in any Credit Document. The Agents shall not be responsible to the Lenders or the holders of the Notes for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, the Notes or any other Credit Documents, instruments or agreements. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof in compliance with Section 9.04. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance

                                                                    Exhibit 10.1

with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each subsequent holder of any Note. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Credit Party on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the Issuing Bank or the Borrower or any other Credit Party of any of their respective obligations hereunder or under any other Credit Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

          SECTION 8.03. Acting at the Direction of the Required Lenders. The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

          SECTION 8.04. Resignation of the Administrative Agent or the Collateral Agent. Subject to, and effective upon, the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders (subject, so long as no Event of Default has occurred and is continuing, to the consent of the Borrower, which consent shall not be unreasonably withheld or delayed) and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

          SECTION 8.05. Other Transactions. With respect to the Loans made by it hereunder and the Notes issued to it, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holding, the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

          SECTION 8.06. Reimbursement and Indemnity. Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitments hereunder) of any expenses incurred for the benefit of the Lenders by the Agents, including

                                                                    Exhibit 10.1

counsel fees (including the allocated costs of in-house legal counsel) and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Credit Document or any action taken or omitted by it or any of them under this Agreement or any other Credit Document, to the extent the same shall not have been reimbursed by the Borrower or any other Credit Party, provided that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents. Each Revolving Credit Lender agrees to reimburse each the Issuing Bank and its directors, employees and agents, in each case, to the same extent and subject to the same limitations as provided above for the Agents.

          SECTION 8.07. No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Credit Document, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  Miscellaneous

          SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower or Holding, to it at 27711 Diaz Road, P.O. Box 9020, Temecula, CA 92589-9020, Attention of Chief Financial Officer (telecopy:
909-694-1225) with a copy to Freeman Spogli & Co. Incorporated, 11100 Santa Monica Boulevard, Los Angeles, CA 90025, Attention of Jon Ralph (telecopy:
310-444-1870);

          (b)  if to the Administrative Agent with respect to notices under
Article II, to Deutsche Bank Trust Company Americas, 130 Liberty St., 14th Floor, New York, NY 10006, Attention of Stuart Levy, Deal Administrator (telephone: 212-250-4869), (telecopy: 212-250-6029);

                                                                    Exhibit 10.1

          (c) if to the Administrative Agent with respect to other matters, to Deutsche Bank Trust Company Americas, 300 South Grand Ave., Floor 41, Los Angeles, CA 90071, Attention of Bob Kolb, Principal (telephone: 213-620-8465), (telecopy: 213-620-8484); and

          (d) if to a Lender, to it at its address (or telecopy number) set forth on Annex 2 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

          SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower or Holding herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans, the issuance of Letters of Credit by the Issuing Bank and the execution and delivery to the Lenders of the Notes evidencing such Loans, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Credit Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16,
2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank.

          SECTION 9.03. Effectiveness; Termination. This Agreement shall become effective when it shall have been executed by the Borrower, Holding and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Credit Document shall have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full.

          SECTION 9.04.  Successors and Assigns.

          (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all

                                                                    Exhibit 10.1

covenants, promises and agreements by or on behalf of the Borrower, Holding, the Administrative Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

          (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it and the Notes held by it); provided, however, that

          (x) the Borrower and the Administrative Agent and (only with respect to Revolving Credit Commitments and Revolving Credit Loans) the Swingline Lender and the Issuing Bank must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), except in the case of an assignment to a Lender or an Affiliate of such Lender of any Loan or Note (when no consent of any party is required), or at any time when an Event of Default has occurred and is continuing (when no consent of the Borrower is required),

          (y) (i) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender's Commitment), (ii) unless otherwise approved by Administrative Agent in its sole discretion, each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations with respect to the Revolving Credit Commitments and/or the Term Loans, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $3,500 and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to clause (e) of this Section, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid); and

          (z) to the extent that any such assignment is to Freeman Spogli or any Affiliate of Freeman Spogli or is made to a person holding on behalf of Freeman Spogli or any Affiliate thereof, such assignment shall have been approved in writing by Administrative Agent and such holder shall agree in writing that such holder and any assignee of such holder shall have no right to consent to any amendment, modification, waiver or supplement hereto or to otherwise vote in any manner whatsoever with respect to this Agreement or the other Credit Documents and shall not be entitled to participate in any

                                                                    Exhibit 10.1

     conference, discussion or meeting of Lenders or to receive any information distributed to any other Lender hereunder.

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i), such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with the Note or Notes subject to such assignment, an Administrative Questionnaire completed in respect of the assignee (unless the

                                                                    Exhibit 10.1

assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) and, if required, the written consent of the Borrower, the Administrative Agent and (only with respect to Revolving Credit Commitments and Revolving Credit Loans) the Swingline Lender and the Issuing Bank to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders, the Issuing Bank and the Swingline Lender. No assignment shall be effective unless it has been recorded in the Register as provided in this clause. Within five Business Days after receipt of notice, (i) the Borrower, at its own expense, shall execute and deliver to the Administrative Agent new Notes payable to the order of such assignee (or, if such assignee shall so request, to such assignee or registered assigns) representing Loans made pursuant to the Commitments assumed by it or Term Loans acquired by it, as the case may be, pursuant to such Assignment and Acceptance and (ii) the assigning Lender, if it shall cease to be a party hereto as provided in clause (a), shall deliver the Notes held by it to the Borrower for cancellation. The new Notes delivered to such assignee shall be dated the date of the original Notes issued hereunder and shall otherwise be in substantially the form of the appropriate Exhibit or Exhibits thereto.

          (f) Each Lender may without the consent of the Borrower, the Swingline Lender, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and the Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders and (iv) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers which extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest amounts) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (provided that a waiver of any Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased thereby), or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement).

          (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall agree (subject to customary exceptions) to

                                                                    Exhibit 10.1

preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

          (h) Any Lender may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto.

          (i) Neither Holding nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

          SECTION 9.05.  Expenses; Indemnity.

          (a) The Borrower and Holding agree, jointly and severally, to pay all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank and the Swingline Lender in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Credit Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Credit Documents or in connection with the Loans made or the Notes or Letters of Credit issued hereunder, including the fees, charges and disbursements of O'Melveny & Myers LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender (including the allocated costs of in-house legal counsel).

          (b) The Borrower and Holding agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, each Lender and the Issuing Bank, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees (including the allocated costs of in-house legal counsel), charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Credit Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Claim related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or

                                                                    Exhibit 10.1

wilful misconduct of such Indemnitee. Borrower and Holding hereby agree that no Indemnitee shall be liable for any indirect or consequential damages.

          (c) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank. All amounts due under this Section shall be payable on written demand therefor.

          SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and any Affiliate of such Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law (other than as to any requirement as to mutuality), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or any Affiliate of such Lender to or for the credit or the account of the Borrower or Holding or any Credit Party or any Affiliate of any Credit Party against any of and all the obligations of the Borrower or Holding or any Credit Party or any Affiliate of any Credit Party now or hereafter existing under this Agreement and other Credit Documents held by such Lender or any Affiliate of such Lender, irrespective of whether or not such Lender or any Affiliate of such Lender shall have made any demand under this Agreement or such other Credit Document and although such obligations may be unmatured. The rights of each Lender or any Affiliate of such Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or any Affiliate of such Lender may have.

          SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER CREDIT DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 9.08.  Waivers; Amendment.

          (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Credit Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this

                                                                    Exhibit 10.1

Agreement or any other Credit Document or consent to any departure by the Borrower or any other Credit Party therefrom shall in any event be effective unless the same shall be permitted by clause (b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or Holding in any case shall entitle the Borrower or Holding to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, Holding and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each holder of a Note affected thereby, (ii) change or extend the Commitment or decrease or extend the date for payment of the Commitment Fees of any Lender without the prior written consent of such Lender or (iii) amend or modify the provisions of Section 2.17 or 9.04(i), the provisions of this Section, the definition of the term "Required Lenders" or release any Guarantor or all or substantially all of the Collateral, without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender hereunder or under any other Credit Document without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender. Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

          (c) If a Lender refuses to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which requires the consent of all of the Lenders and has been approved by the Required Lenders, the Borrower shall have the right for a 60 day period following such refusal, to replace such Lender (a "Replaced Lender") with one or more assignees permitted pursuant to Section 9.04 (collectively, the "Replacement Lender") acceptable to Administrative Agent, provided that

          (i) at the time of any replacement pursuant to this clause, the Replacement Lender and Replaced Lender shall enter into one or more Assignment and Acceptances pursuant to Section 9.04(b) (and with all fees payable pursuant to Section 9.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the outstanding Loans and Commitments (including principal, interest and Commitment Fees) of, and in each case participations in Letters of Credit and Swingline Loans by, the Replaced Lender,

          (ii) the Replacement Lender shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all unpaid interest on, all outstanding Loans of the Replaced Lender, and all unpaid Commitment Fees payable to the Replaced Lender, (B) an amount equal to all unpaid drawings with respect to Letters of Credit that have been funded by (and not reimbursed to) such

                                                                    Exhibit 10.1

     Replaced Lender, together with all unpaid interest thereon, (C) an amount equal to such Replaced Lender's funded participations in any Swingline Loans, and (D) an amount equal to all unpaid fees owing to the Replaced Lender with respect thereto,

          (iii) the Replacement Lender shall pay to the appropriate Issuing Bank an amount equal to such Replaced Lender's Applicable Percentage of any unpaid drawings with respect to Letters of Credit issued by it to the extent such amount was not theretofore funded by such Replaced Lender,

          (iv) the Replacement Lender shall pay to the Swingline Lender an amount equal to the unfunded amount of any participation of the Replaced Lender in a Swingline Loan which is required to be funded, and

          (v) all obligations of the Borrower owing to the Replaced Lender other than principal, interest and Commitment Fees, shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon the execution of the respective Assignment and Acceptance, recordation of such assignment in the Register by Administrative Agent, and the payment of foregoing amounts, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder except with respect to indemnification provisions under this Agreement which by the terms of this Agreement survive the termination of this Agreement, which indemnification provisions shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, no Issuing Bank may be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Issuing Bank (including the furnishing of a standby letter of credit in form and substance, and issued by an issuer satisfactory to such Issuing Bank or the furnishing of cash collateral in amounts and pursuant to arrangements satisfactory to such Issuing Bank) have been made with respect to such outstanding Letters of Credit.

          SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein or in the Notes to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder or under the Note held by such Lender, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.10. Entire Agreement. This Agreement, the Fee Letter and the other Credit Documents constitute the entire contract between the parties relative to the subject matter

                                                                    Exhibit 10.1

hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Credit Documents. Nothing in this Agreement or in the other Credit Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Credit Documents.

          SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Credit Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
9.03. Delivery of an executed signature page to this Agreement by telecopy transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

          SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          SECTION 9.15.  Jurisdiction; Consent to Service of Process.

          (a) Each of Holding and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Credit Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such

                                                                    Exhibit 10.1

action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Credit Documents against the Borrower, Holding or their respective properties in the courts of any jurisdiction.

          (b) Each of Holding and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Credit Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.16. Confidentiality. The Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to the extent requested by any regulatory authority, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Credit Documents or (e) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank, any Lender or the Collateral Agent on a nonconfidential basis from a source other than the Borrower or Holding. For the purposes of this Section, "Information" means all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender based on any of the foregoing) that are received from the Borrower or Holding and related to the Borrower or Holding, any shareholder of the Borrower or Holding or any employee, customer or supplier of the Borrower or Holding, other than any of the foregoing that were available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower or Holding, and which are in the case of Information provided after the Closing Date, clearly identified at the time of delivery as confidential. The provisions of this Section shall remain operative and in full force and effect until the second anniversary of the termination of this Agreement.

                                                                    Exhibit 10.1

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                                    HUDSON RESPIRATORY CARE INC.

                                                    by     /s/ Patrick G. Yount
                                                        ------------------------
                                                      Name:    Patrick G. Yount
                                                      Title:   CFO

                                                     RIVER HOLDING CORP.

                                                    by     /s/ Patrick G. Yount
                                                        ------------------------
                                                      Name:    Patrick G. Yount
                                                      Title:   CFO

                                                    DEUTSCHE BANK TRUST COMPANY
                                                    AMERICAS, as Administrative
                                                    Agent, Collateral Agent,
                                                    Swingline Lender and Issuing
                                                    Bank

                                                    by     /s/ Patrick Dowling
                                                        ------------------------
                                                      Name:    Patrick Dowling
                                                      Title:   Vice President

                                                                    Exhibit 10.1

                                              LENDERS

                                              DEUTSCHE BANK TRUST COMPANY
                                              AMERICAS

                                                by     /s/ Patrick Dowling
                                                    ----------------------------
                                                  Name:    Patrick Dowling
                                                  Title:   Vice President

                                              BANK OF AUSTRIA CREDITANSTALT
                                              CORPORATE FINANCE, INC.

                                                by     /s/ Peter A. Heiter
                                                    ----------------------------
                                                  Name:    Peter A. Heiter
                                                  Title:   Vice President

                                                by     /s/ Dister H. Bochoter
                                                    ----------------------------
                                                  Name:    Dister H. Bochter
                                                  Title:   Jr. V.P.

                                              BANK OF AMERICA, N.A.

                                                by     /s/ David Maiorella
                                                    ----------------------------
                                                  Name:    David Maiorella
                                                  Title:   Vice President

                                              BANK OF TOKYO-MITSUBISHI TRUST
                                              COMPANY

                                                by     /s/ Tod Angus
                                                    ----------------------------
                                                  Name:    Tod Angus
                                                  Title:   Vice President

                                                                    Exhibit 10.1

                                              PB CAPITAL CORPORATION

                                                by     /s/ Renni J. Leopold
                                                    ----------------------------
                                                  Name:    Renni J. Leopold
                                                  Title:   Vice President

                                                by     /s/ Christopher J. Ruzzi
                                                    ----------------------------
                                                  Name:    Christopher J. Ruzzi
                                                  Title:   Vice President

                                              CITICORP USA, INC.

                                                by     /s/ Susan McManigal
                                                    ----------------------------
                                                  Name:    Susan McManigal
                                                  Title:   Attorney-in-Fact

                                              IMPERIAL BANK

                                                by     /s/ Thomas G. Kinzel
                                                    ----------------------------
                                                  Name:    Thomas G. Kinzel
                                                  Title:   Vice President

                                              ROYAL BANK OF CANADA

                                                by     /s/ Chris Abe
                                                    ----------------------------
                                                  Name:    Chris Abe
                                                  Title:   Manager

                                              SOCIETE GENERALE

                                                by     /s/ Richard Bernal
                                                    ----------------------------
                                                  Name:    Richard Bernal
                                                  Title:   Director

                                                                    Exhibit 10.1

                                              WELLS FARGO BANK, N.A.

                                                by     /s/
                                                    ----------------------------
                                                  Name:
                                                  Title:

                                                                    Exhibit 10.1

                                                                         ANNEX 1

             REVOLVING CREDIT COMMITMENTS AND TERM LOAN COMMITMENTS

------------------------------------------------------------------------------------------------------------------------
                                                                           Working Capital         Term Loan
                  Lender                        Acquisition Loans            Commitments          Commitment
------------------------------------------------------------------------------------------------------------------------
Deutsche Bank Trust Company Americas
(f/k/a Bankers Trust Company)                     $ 2,959,183.67            $ 1,109,693.88            $   739,795.92
------------------------------------------------------------------------------------------------------------------------
Bank of America, N.A.                               8,000,000.00              3,000,000.00              2,000,000.00
------------------------------------------------------------------------------------------------------------------------
Bank Austria Creditanstalt Corporate
Finance, Inc.                                       4,000,000.00              1,500,000.00              1,000,000.00
------------------------------------------------------------------------------------------------------------------------
Bank of Tokyo-Mitsubishi Trust Company              4,000,000.00              1,500,000.00              1,000,000.00
------------------------------------------------------------------------------------------------------------------------
Citicorp USA, Inc.                                  5,000,000.00              1,875,000.00              1,250,000.00
------------------------------------------------------------------------------------------------------------------------
Imperial Bank                                       2,040,816.33                765,306.12                510,204.08
------------------------------------------------------------------------------------------------------------------------
PB Capital Corporation                              3,000,000.00              1,125,000.00                750,000.00
------------------------------------------------------------------------------------------------------------------------
Royal Bank of Canada                                3,000,000.00              1,125,000.00                750,000.00
------------------------------------------------------------------------------------------------------------------------
Societe Generale                                    4,000,000.00              1,500,000.00              1,000,000.00
------------------------------------------------------------------------------------------------------------------------
Wells Fargo Bank, N.A.                              4,000,000.00              1,500,000.00              1,000,000.00
------------------------------------------------------------------------------------------------------------------------
Total                                             $40,000,000.00            $15,000,000.00            $10,000,000.00
------------------------------------------------------------------------------------------------------------------------

                                    Annex 1-1

                                                                    Exhibit 10.1

                                                                         ANNEX 2

                           ADMINISTRATIVE INFORMATION

                                    Annex 2-1

                                                                    Exhibit 10.1

                                                                         ANNEX 3

                       DESCRIPTION OF THE RECAPITALIZATION

     1. Freeman Spogli has caused a Delaware corporation ("Holdings") to be formed.

     2. Freeman Spogli will make an equity contribution of at least $55,000,000 to Holdings (of which no more than $30,000,000 is to be in the form of preferred equity issued upon terms acceptable to Salomon Brothers Holding Company Inc, Salomon Brothers Inc and the Administrative Agent (the "Holdings Preferred Equity")), and certain members of the Borrower's management (the "Management Investors"), will make an equity contribution of at least $6,500,000 (in exchange for common stock) to Holdings (for a total of at least $91,500,000 of equity contributions (such common equity and preferred equity investments in such amounts being the "Equity Investment")). All the outstanding common stock of Holdings will be held by Freeman Spogli, certain affiliates thereof and the Management Investors (collectively, the "Investors").

     3. Holdings has caused River Acquisition Corp., a Delaware corporation ("Acquisition Corp."), to be formed, and will make a capital contribution in an aggregate cash amount equal to the Equity Investment (and not less than $91,500,000) to Acquisition Corp. in exchange for 100% of the capital stock of Acquisition Corp. (of which not more than $30,000,000 is to be in the form of preferred equity substantially similar to the Holdings Preferred Equity).

     4. Acquisition Corp. will make a capital contribution of an aggregate cash amount equal to the Equity Investment (and not less than $91,500,000) to the Borrower (collectively with the contributions referred to in clause (b) and (c) above, the "Equity Contributions") in exchange for a number (to be determined) of newly issued shares of the Borrower (of which not more than $30,000,000 is to be in the form of preferred equity substantially similar to the Holdings Preferred Equity).

     5. The Borrower will obtain new senior secured credit facilities in an aggregate principal amount of up to $100,000,000 (the "Senior Facilities").

     6. The Borrower will issue $115,000,000 in aggregate principal amount of its senior subordinated notes in a Rule 144A or other private placement (the "Senior Subordinated Notes").

     7. The Borrower will apply the Equity Contributions and the proceeds of the Senior Facilities and the Senior Subordinated Notes to redeem a certain number of shares of the Borrower (to be determined) held by Helen Hudson Lovaas and certain affiliated parties (collectively, the "Current Owner") by means of a recapitalization dividend in an amount, based on the Equity Investment and the Equity Contribution

                                    Annex 3-1

                                                                    Exhibit 10.1

         received by the Borrower, of not more than $225,000,000 (the "Redemption Amount") payable to the Current Owner.

     8. The Current Owner will contribute all of her shares of Industrias Hudson S.A. de C.V. to the Borrower.

     9.  The Indebtedness to be Paid will be repaid in full.

     10. The Transaction Costs will be paid.

     11. Acquisition Corp. will then merge with and into the Borrower (the "Merger"), in a transaction structured such that (i) the Borrower remains as the surviving entity of the Merger, and (ii) upon consummation of the Merger, approximately 80.4% of the outstanding capital stock of the Borrower will be held by Holdings and approximately 19.6% of the outstanding capital stock of the Borrower will be held by the Current Owner, based on the Equity Investment described above.

                                    Annex 3-2

                                                                    Exhibit 10.1

                                                                         ANNEX 4

                              GIBECK AB ACQUISITION

     1. The Borrower will cause a holding company (together with its successors, "US Holdco") to be formed under the laws of a state of the United States, and a holding company (together with its successors, "Euro Holdco") to be formed under the laws of a European Economic Union member nation, each as a wholly-owned direct or indirect Unrestricted Subsidiary of the Borrower.

     2. The Borrower will cause a Swedish acquisition company (together with its successors, "Swedish Acquisitionco") be formed as an Unrestricted Subsidiary of the Borrower.

     3. Freeman Spogli will purchase a number of shares of Holding to be determined for a cash consideration of at least $20,000,000.

     4. Holding will use the proceeds of Item 3 to purchase a number of shares of common stock of the Borrower to be determined.

     5. The holders of the Gibeck Family Shares will exchange such shares for a number of shares of Holding to be determined.

     6. Holding will exchange the Gibeck Family Shares for a number of shares of common stock of the Borrower to be determined.

     7. The Borrower will make an Investment in Swedish Acquisitionco (directly or through US Holdco and/or Euro Holdco) consisting of the proceeds received in Item 4 and the Gibeck Family Shares received in Item 6.

     8. Swedish Acquisitionco will obtain approximately $30,000,000 of financing. Such financing, together with the Investment by the Borrower, will be used to acquire all of the shares of Louis Gibeck AB, a Swedish corporation ("Gibeck AB") pursuant to a tender offer (other than shares of Class A Stock of Gibeck AB held by Sten Gibeck (such shares, the "Gibeck Family Shares") .

     9. After giving effect to the Gibeck AB Acquisition, US Holdco, Euro Holdco and Swedish Acquisitionco will be an Unrestricted Subsidiaries of the Borrower, and Gibeck AB will be a Subsidiary of Swedish Acquisition. In addition, it is contemplated that the Borrower will transfer ownership of Swedish Acquisitionco to Euro Holdco as soon as practicable under applicable tax regulations.

     10. The transactions described in this Annex are referred to as the "Gibeck AB Acquisition".

                                    Annex 4-1